          Standard Form of INDUSTRIAL/BUSINESS PARK LEASE Developed by PORTLAND METROPOLITAN ASSOCIATION OF BUILDING OWNERS AND MANAGERS

                         INDUSTRIAL/BUSINESS PARK LEASE
                                      (NNN)

1.1  BASIC LEASE TERMS.


     a.   REFERENCE DATE:            January 15, 1997

     b.   TENANT:                    MedicaLogic, Inc., an Oregon corporation
                                     20500 NW Evergreen Parkway
          Address (Leased Premises): Hillsboro, OR 97124

          Address (For Notices):     MedicaLogic, Inc.
                                     15400 NW Greenbrier Parkway, Suite 400
                                     Beaverton, OR 97006

     c.   LANDLORD:                  Evergreen Corporate Center LLC, an Oregon
                                     limited liability company
          Address (For Notices):     111 SW Columbia Street, Suite 1380
                                     Portland, OR 97201

     d.   TENANT'S USE OF PREMISES:  General Office Purposes

     e.   PREMISES AREA:                Approximately 75,010 Square Feet in
                                        Evergreen Corporate Center RIDER NO. 1

     f.   RIDER NO. 2

     g.

     h.   TERM OF LEASE: Anticipated Commencement Date: December 15, 1997
                                            Expiration: December 14, 2007 RIDER
                                                        NO. 3
                                            Number of Months: 120


     i.   BASE MONTHLY RENT:

     j.

                     Time Period                    Base Monthly Rent
                     -----------                    -----------------
          Commencement Date through 12th month           $60,000
          13th month through 24th month                  $67,500
          25th month through 60th month                  $78,750
          61st month through 120th month                 $87,000


     k.   ANNUAL EXPENSES:


          Note: See Section 4.3 below for the method of computing Expenses. The number set forth above for Annual Expenses is only an estimate. The actual Annual Expenses shall be determined pursuant to Section 4.3c below.

     l.   PREPAID RENT: $60,000

     m.   TOTAL SECURITY DEPOSIT: $87,000

     n. BROKER(S): Melvin Mark Brokerage Company, representing Landlord, and Norris, Beggs & Simpson, representing Tenant


2.1 PREMISES. Landlord leases to Tenant the premises described in Section 1.1 and in Exhibit A (the "Premises"), located in the project described on Exhibit B (the "Project"). Landlord shall modify Tenant's percentage of the Project as set forth in Section 1.1 if the Project size is increased or decreased, as the case may be, through the development of additional property or the deletion of a portion of the Project. RIDER NO. 2 Landlord shall give Tenant notice when the Premises are ready for occupancy. RIDER NO. 4 Within five (5) days after Tenant receives Landlord's notice that the Premises are ready for occupancy, Landlord and Tenant shall inspect the Premises and prepare a "punchlist" of items to be completed. The existence of "punchlist" items shall not postpone the commencement date of this Lease Agreement. By taking occupancy of the Premises, Tenant acknowledges that it has examined the Premises and accepts the Premise in their then present condition, subject only to any work which Landlord has agreed to perform as set forth on the "punchlist." RIDER NO. 5

     (1) Landlord shall deliver the Premises to Tenant clean and free of debris on the commencement date and Landlord warrants to Tenant that the Premises shall be in good operating condition on the commencement date. In the event that it is determined that this warranty has been violated, then it shall be the obligation of Landlord, after receipt of written notice from Tenant setting


Page 1                                                            Please Initial

3/95                                                          MM  KN     MKL GEF
                                                             --------   --------
                                                             Landlord    Tenant
          forth with specificity the nature of the violation, to promptly, at Landlord's sole cost, rectify such violation. Tenant's failure to give such written notice to Landlord with sixty (60) days after the commencement date shall be deemed that Landlord has complied with all of Landlord's obligations hereunder.


     (2) Landlord warrants to Tenant that the Premises, in the state existing on the date that the term commences, but without regard to the use for which Tenant will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable Laws (as hereinafter defined) in effect on RIDER NO. 6. In the event it is determined that this warranty has been violated, then it shall be the obligation of the Landlord, after written notice from Tenant, to promptly, at Landlord's sole cost and expense, rectify any such violation. In the event Tenant does not give to Landlord written notice of the violation of this warranty within 180 days from the date the term commences, the correction of same shall be the obligation of the Tenant at Tenant's sole cost. RIDER NO. 7

3.1 TERM The term of this Lease is for the period set forth in Section 1.1, commencing on the date in Section 1.1. If Landlord, for any reason, cannot deliver possession of the Premises to Tenant upon the scheduled commencement date set forth in Section 1.1, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from such delay. In that event, however, Landlord shall deliver possession of the Premises as soon as practicable and the commencement date shall be the date of such delivery with the term of the Lease remaining unchanged, and all other terms and conditions of this Lease remaining in full force and effect. However, if Landlord is delayed in delivering possession to Tenant for any reason attributable to Tenant, this Lease (including the obligation to pay all rents) shall commence RIDER NO. 8

4.1 RENT Base Monthly Rent. Tenant shall pay to Landlord base monthly rent in the initial amount in Section 1.1 which shall be payable monthly in advance on the first day of each and every calendar month ("Base Monthly Rent"); provided, however, the Base Monthly Rent for the first month of the term shall be paid upon the Commencement Date. All charges and sums due from Tenant to Landlord hereunder shall be deemed rent.

4.2 RENT ADJUSTMENT If Section 1.1j is applicable, Base Monthly Rent shall be increased periodically to the amounts and at the times set forth in Section 1.1j.

4.3 EXPENSES The purpose of this Section is to ensure that Tenant bears a share of all Expenses reasonably related to the use, maintenance, ownership, repair or replacement, and insurance of the Project. Accordingly, beginning on the commencement date, Tenant shall commence the payment of Expenses.

     (1) Expenses Defined The term "Expenses" shall mean all costs and expenses reasonably incurred by Landlord with respect to the ownership, operation, maintenance, repair or replacement, and insurance of the Project, including without limitation, the following costs:

     a. All supplies, materials, labor, equipment, and utilities used in or related to the operation and maintenance of the Project;

     b. All management, janitorial, legal, accounting, insurance, and service agreement costs related to the Project; RIDER NO. 9

     c. All maintenance, replacement and repair costs relating to the areas within or around the Project, including, without limitation, air conditioning systems, sidewalks, landscaping, service areas, driveways, parking areas (including resurfacing and restriping parking areas) walkways, building exteriors (including painting), signs and directories, repairs and replacing roofs, walls and other structural elements of the Premises, the Building and the Project. RIDER NO. 10

     d. Amortization (along with reasonable financing charges) of capital improvements over the useful life of such capital improvements made to the Project which may be required by any government authority or which will improve the operating efficiency of the Project

     e. All Real Property Taxes, which shall mean and include all taxes, assessments (general and special) and other impositions or charges which may be taxed, charged, levied, assessed or imposed upon all or any portion of or in relation to the Project or any portion thereof, any leasehold estate in the Premises or measured by rent from the Premises, including any increase caused by the transfer, sale or encumbrance of the Project or any portion thereof. "Real Property Taxes" shall also include any form of assessment, levy, penalty, charge or tax (other than estate, inheritance, net income or franchise taxes) imposed by any authority having a direct or indirect power to tax or charge, including, without limitation, any city, county, state, federal or any improvement or other district, whether such tax is (1) determined by the area of the Project or the rent or other sums payable under this lease; (2) upon or with respect to any legal or equitable interest of Landlord in the Project or any part thereof; (3) upon this transaction or any document to which Tenant is a party creating a transfer in any interest in the Project; (4) in lieu of or as a direct substitute in whole or in part of or in addition to any real property taxes on the Project;
               (5) based on any parking spaces or parking facilities provided in the Project; (6) in consideration for services, such as police protection, fire protection, street, sidewalk and roadway maintenance, refuse removal or other services that may be provided by any governmental or quasi-governmental agency from time to time which were formerly provided without charge or with less charge to property owners or occupants. "Real Property Taxes" shall also include all assessments under recorded covenants or master plans and/or by owner's associations. RIDER NO. 11

RIDER NO. 12
     (2) Annual Estimate of Expenses On the commencement date or as soon thereafter as practical, Landlord shall estimate Tenant's portion of Expenses for the remainder of the calendar year based on the Tenant's portion of the Project Area set forth in Section 1.1. At the commencement of each calendar year thereafter or as soon thereafter as practical, Landlord shall estimate Tenant's portion of Expenses for the coming year based on the Tenant's portion of the Project Area set forth in Section 1.1.

Page 2                                                            Please Initial

3/95                                                          MM  KN     MKL GEF
                                                             --------   --------
                                                             Landlord    Tenant

     (3) Monthly Payment of Expenses RIDER NO. 13 As soon as practical following each calendar year, Landlord shall prepare an accounting of actual Expenses incurred during the prior calendar year and such accounting (the "Notice") shall reflect Tenant's share of Expenses. If the additional rent paid by Tenant under this Section during the preceding calendar year was less than the actual amount of Tenant's share of Expenses, Landlord shall so notify Tenant and Tenant shall pay such amount to Landlord within 30 days of receipt of such Notice. Such amount shall be deemed to have accrued during the prior calendar year and shall be due and payable from Tenant even though the term of this Lease has expired or this Lease has been terminated prior to Tenant's receipt of this Notice. Tenant shall have RIDER NO. 13a contest the amount due; failure to so notify Landlord shall represent final determination of Tenant's share of expenses. If Tenant's payments were greater than the actual amount, then such overpayment shall be credited by Landlord to all present rent due under this Section or if this Lease has terminated, said amount shall be paid directly to Tenant. RIDER NO. 14

     (4) Rent Without Offset and Late Charge All rent shall be paid by Tenant to Landlord monthly in advance on the first day of every calendar month, at the address shown in Section 1.1, or such other place as Landlord may designate in writing from time to time. All rent shall be paid without prior demand or notice and without any deduction or offset whatsoever. All rent shall be paid in lawful currency of the United States of America. All rent due for any partial month shall be prorated at the rate of 1/30th of the total monthly rent per day. Tenant acknowledges that late payment by Tenant to Landlord of any rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises. Therefore, if any rent or other sum due from Tenant is not received RIDER NO. 15 due, Tenant shall pay to Landlord an additional sum equal to 5% of such overdue payment. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment and that the late charge is in addition to any and all remedies available to the Landlord and that the assessment and/or collection of the late charge shall not be deemed a waiver of any default. Additionally, all such delinquent rent or other sums, plus this late charge, shall bear interest at the prime rate of Key Bank of Oregon or its successor, plus 2%, on a fully floating basis (herein the "Default Rate"), from the date first due until the date paid in full. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $25.00, and thereafter, Landlord may require Tenant to pay all future payments of rent or other sums due by money order or cashier's check.

5.1 PREPAID RENT On the Commencement Date, Tenant shall pay to Landlord the prepaid rent set forth in Section 1.1, and if Tenant is not in default of any provisions of this Lease, such prepaid rent shall be applied toward the Base Monthly Rent due for the first month of the term (or the first month following any Base Monthly Rent abatement period, if applicable). Upon a default by Tenant prior to such application, Landlord shall have the right, without waiver of the default or prejudice to other remedies, to use the prepaid rent or any of it to cure the default or to compensate Landlord for all or any damages resulting from the default. Landlord's obligations with respect to the prepaid rent are those of a debtor and not of a trustee, and landlord can commingle the prepaid rent with Landlord's general funds. Landlord shall not be required to pay Tenant interest on the prepaid rent. Landlord shall be entitled to immediately endorse and cash Tenant's prepaid rent; however, such endorsement and cashing shall not constitute Landlord's acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said prepaid rent.

6.1 DEPOSIT Upon execution of this Lease, Tenant shall deposit the security deposit set forth in Section 1.1 with Landlord as security for the performance by Tenant of the provisions of this Lease. Upon a default by Tenant, Landlord shall have the right, without waiver of the default or prejudice to other remedies, to use the security deposit or any portion of it to cure the default or to compensate Landlord for any damages resulting from Tenant's default. Upon demand, Tenant shall immediately pay to Landlord a sum equal to the portion of the security deposit expended or applied by Landlord to maintain the security deposit in the amount initially deposited with Landlord. In no event will Tenant have the right to apply any part of the security deposit to any rent or other sums due under this Lease. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the entire security deposit to Tenant, except for the portion designated in Section 1.1, if any, which Landlord shall retain as a non-refundable cleaning fee. Landlord's obligations with respect to the deposit are those of a debtor and not of a trustee, and Landlord can commingle the security deposit with Landlord's general funds. Landlord shall not be required to pay Tenant interest on the deposit. Landlord shall be entitled to immediately endorse and cash Tenant's security deposit; however, such endorsement and cashing shall not constitute Landlord's acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said security deposit. If Landlord sells its interest in the Premises during the term hereof and deposits with or credits to the purchaser the unapplied portion of the security deposit, thereupon Landlord shall be discharged from any further liability or responsibility with respect to the security deposit.

7.1 USE OF PREMISES AND PROJECT FACILITIES Tenant shall use the Premises solely for the purposes set forth in Section 1.1 and for no other purpose without obtaining the prior written consent of Landlord. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the Premises or the Project for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises or the Project, except as provided in writing in this Lease. RIDER NO. 16 Tenant acknowledges that Landlord may from time to time, at its sole discretion, make such modifications, alterations, deletions or improvements to the Project as Landlord may deem necessary or desirable, without compensation or notice to Tenant. RIDER NO. 17 Tenant shall promptly and at all times comply with all federal, state and local statutes, laws, ordinances, orders and regulations affecting the Premises and the Project (herein "Laws"), as well as all master plans, restrictive covenants, and also any rules and regulations that Landlord may adopt from time to time. RIDER NO. 18 Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will in any way increase the premiums paid by Landlord on its insurance related to the Project or which will in any way increase the premiums for fire or casualty insurance carried by other tenants in the Project. Tenant will not perform any act or carry on any practices that may injure the Premises or the Project; that may be a nuisance or menace to other tenants in the Project; or that shall in any way interfere with the quiet enjoyment of such other tenants. Tenant shall not use the Premises for sleeping, washing

Page 3                                                            Please Initial

3/95                                                          MM  KN     MKL GEF
                                                             --------   --------
                                                             Landlord    Tenant
     clothes, cooking or the preparation, manufacture or mixing of anything that might emit any objectionable odor, noises, vibrations or lights onto such other tenants. If sound insulation is required to muffle noise produced by Tenant on the Premises, Tenant at its own cost shall provide all necessary insulation. Tenant shall not do anything on the Premises which will overload any existing parking or service to the Premises. Pets and/or animals of any type shall not be kept on the Premises.

8.1 SIGNAGE All signage shall comply with rules and regulations set forth by Landlord as may be modified from time to time. Current rules and regulations relating to signs are described on Exhibit F. Tenant shall place no window covering (e.g., shades, blinds, curtains, drapes, screens or tinting materials), stickers, signs, lettering, banners or advertising or display material on or near exterior windows or doors if such materials are visible from the exterior of the Premises, without Landlord's prior written consent. Similarly, Tenant may not install any alarm boxes, foil protection tape or other security equipment on the Premises without Landlord's prior written consent. Any material violating this provision may be destroyed by Landlord without compensation to Tenant.

9.1 PERSONAL PROPERTY TAXES Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations as well as upon all trade fixtures, leasehold improvements, merchandise and other personal property in or about the Premises.

10.1 PARKING Landlord grants to Tenant and Tenant's customers, suppliers, employees and invitees, a nonexclusive license to use the designated parking areas in the Project for the use of motor vehicles during the term of this Lease. RIDER NO. 19 Landlord reserves the right at any time to grant similar nonexclusive use to other tenants, to make rules and regulations relating to the use of such parking areas, including reasonable restrictions on parking by tenants and employees, to designate specific spaces for the use of any tenant and to make changes in the parking layout from time to time. RIDER NO. 20


11.1 UTILITIES Tenant shall pay for all water, gas, heat, light, power, sewer, electricity, telephone, garbage or other service metered, chargeable or provided to the Premises. RIDER NO. 21

12.1 MAINTENANCE RIDER NO. 22 electrical, plumbing and sewerage systems lying outside the Premises ; provided, however, the cost of all such maintenance shall be considered "Expenses" for purposes of Section 4.3. Except as provided above, Tenant shall maintain the Premises in good condition, including, without limitation, maintaining and repairing all walls, floors, ceilings, interior doors, exterior and interior windows and fixtures as well as damage caused by Tenant, its agents, employees or invitees. RIDER NO. 23 Upon expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as existed at the commencement of the term, except for reasonable wear and tear or damage caused by fire or other casualty . Nothing herein shall excuse Tenant from financial responsibility for property damage caused by Tenant or Tenant's agents. RIDER NO. 24

13.1 ALTERATIONS

     (1) Tenant shall not make any alterations to the Premises without Landlord's prior written consent in each instance. If Landlord gives its consent to such alterations, Landlord may post notices in accordance with the laws of the state in which the Premises are located. Any alterations made shall remain on and be surrendered with the Premises upon expiration or termination of this Lease, except that Landlord may, within 30 days before or 30 days after the expiration or termination of this Lease or the termination of Tenant's right of possession, elect to require Tenant to remove any alterations which Tenant may have made to the Premises. RIDER NO. 25 If Landlord so elects, at its own cost Tenant shall restore the Premises to the condition designated by Landlord in its election, before the last day of the term or within 30 days after notice of its election is given, whichever is later.

     (2) Any request for Landlord's consent to alterations shall be made at least thirty (30) days before any work may be commenced and shall be accompanied by (i) detailed and costed plans and specifications for all alterations, and (ii) Tenant's written agreement to provide, upon completion of work, a complete set of as-built plans and specifications. Landlord may withhold consent, in its reasonable discretion and may issue such consent subject to conditions. All alterations shall be constructed only after obtaining Landlord's prior written consent and only in conformity with all Laws. The issuance of Landlord's consent shall not be a waiver of Tenant's obligation to comply with all Laws, nor Landlord's opinion that such alterations are in compliance with all Laws.

     (3) Should Landlord consent in writing to Tenant's alteration of the Premises, Tenant shall contract with a contractor approved by Landlord for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with the plans and specifications approved by Landlord. All such construction shall be performed in a manner which will not interfere with the quiet enjoyment of other tenants of the Project.

     (4) Tenant shall pay all costs for construction of alterations and shall keep the Premises and the Project free and clear of all liens which may result from work by third parties authorized by Tenant. If any such lien is filed, the same shall be an event of default hereunder if Tenant fails to remove such lien within ten (10) days of the filing thereof.

14.1 RELEASE AND INDEMNITY As material consideration to Landlord, Tenant agrees that Landlord and Landlord's partners, shareholders, officers, directors, employees and agents (collectively, the "Protected Parties") shall not be liable to Tenant for any damage to Tenant or Tenant's property from any

Page 4                                                            Please Initial

3/95                                                          MM  KN     MKL GEF
                                                             --------   --------
                                                             Landlord    Tenant
     cause, RIDER NO. 26 and Tenant waives all claims against Landlord for damage to persons or property arising for any reason, except for damage resulting directly from Landlord's breach of its express obligations under this Lease which Landlord has not cured within a reasonable time after receipt of written notice of such breach from Tenant. Tenant shall defend, indemnify and hold Landlord and all other Protected Parties harmless from all claims, losses, causes of action, costs and expenses, and damages arising out of (a) any damage to any person or property occurring in, on or about the Premises, (b) use by Tenant or its agents of the Premises and/or the Project or other properties of Landlord, and/or (c) Tenant's breach or violation of any term of this Lease. RIDER NO. 27

15.1 INSURANCE Tenant, at its cost, shall maintain public liability and property damage insurance and products liability insurance with a single combined liability limit of $1,000,000, insuring against all liability of Tenant and its authorized representatives arising out of or in connection with Tenant's use or occupancy of the Premises. Public liability insurance, products liability insurance and property damage insurance shall insure performance by Tenant of the indemnity provisions of Section 14.1. Landlord shall be named as an additional insured and the policy shall contain cross-liability endorsements. On all its personal property, at its cost, Tenant shall maintain a policy of standard fire and extended coverage insurance with vandalism and malicious mischief endorsements and "all risk" coverage on all Tenant's improvements and alterations in or about the Premises, to the extent of at least 100% of their full replacement value. The proceeds from any such policy shall be used by Tenant for the replacement of personal property and the restoration of Tenant's improvements or alterations. All insurance required to be provided by Tenant under this Lease shall release Landlord and the other Protected Parties from any claims for damage to any person or the Premises and the Project, and to Tenant's fixtures, personal property, improvements and alterations in or on the Premises or the Project, caused by or resulting from risks insured against under any insurance policy carried by Tenant and in force at the time of such damage. All insurance required to be provided by Tenant under this Lease: (a) shall be issued by insurance companies authorized to do business in the state in which the Premises are located;
     (b) be reasonably acceptable to Landlord; (c) shall be issued as a primary policy; and (d) shall contain an endorsement requiring at least 30 days prior written notice of cancellation to Landlord and Landlord's lender, before cancellation or change in coverage, scope or amount of any policy. Tenant shall deliver a certificate or copy of such policy together with evidence of payment of all current premiums to Landlord within 10 days of execution of this Lease. Tenant's failure to provide evidence of such coverage to Landlord may, in Landlord's sole discretion, constitute a default under this Lease. RIDER NO. 28

16.1 DESTRUCTION If during the term, the Premises or Project is more than 25% destroyed (based upon replacement cost) from any cause, or rendered inaccessible or unusable from any cause, Landlord may, in its sole discretion, terminate this Lease by delivery of notice to Tenant within 30 days of such event without compensation to Tenant. If Landlord does not elect to terminate this Lease, and if, in Landlord's estimation, the Premises cannot be restored within 270 days following such destruction, RIDER NO. 29 then Landlord shall commence to restore the Premises in compliance with then existing laws and shall complete such restoration with due diligence. In such event, this Lease shall remain in full force and effect, but there shall be an abatement of Base Monthly Rent between the date of destruction and the date of completion of restoration, based on the extent to which destruction interferes with Tenant's use of the Premises; provided, there shall be no abatement if such damage is the result of Tenant's negligence or wrongdoing. Tenant shall not be entitled to any damages or compensation for loss of use or any inconvenience occasioned by damage or any repair or restoration.

17.1 CONDEMNATION

     (1) Definitions. The following definitions shall apply: (1) "Condemnation" means (a) the exercise of any governmental power of eminent domain, whether by legal proceedings or otherwise by condemnor and (b) the voluntary sale or transfer by landlord to any condemnor either under threat of condemnation or while legal proceedings for condemnation are proceeding; (2) "Date of Taking" means the date the condemnor has the right to possession of the property being condemned; (3) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation; and (4) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having a power of condemnation.

     (2) Obligations to Be Governed by Lease. If during the term of the Lease there is any taking of all or any part of the Premises or the Project, the rights and obligations of the parties shall be determined pursuant to this Lease.

     (3) Total or Partial Taking. If the Premises are totally taken by condemnation, this Lease shall terminate on the Date of Taking. If any portion of the Premises is taken by Condemnation, this Lease shall terminate as to the part so taken as of the Date of Taking, but shall in all other respects remain in effect, except that Tenant can elect to terminate this Lease if the remaining portion of the Premises is rendered unsuitable for Tenant's continued use of the Premises. If Tenant elects to terminate this Lease, Tenant must exercise its right to terminate by giving notice to Landlord within 30 days after the nature and extent of the Condemnation have been finally determined. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than 30 days nor later than 90 days after Tenant has notified Landlord of its election to terminate; except that this Lease shall terminate on the Date of Taking if the Date of Taking falls on a date before the date of termination as designated by Tenant. If any portion of the Premises is taken by condemnation and this Lease remains in full force and effect, on the Date of Taking the Base Monthly Rent shall be reduced by an amount in the same ratio as the total number of square feet in the Premises taken bears to the total number of square feet in the Premises immediately before the Date of Taking.

     (4) Landlord's Election. Notwithstanding anything herein to the contrary, if the Project or any portion thereof is taken by Condemnation and the portion taken does not, in Landlord's sole judgment, feasiblely permit the continuation of the operation of the Project by Landlord, then landlord shall have the right to terminate this Lease by written notice given within thirty (30) days following the Date of Taking. RIDER NO. 30

     (5) Award. Tenant shall have no right or claim to all or any portion of the Award; provided this shall not limit Tenant's right to seek and to receive compensation for relocation expenses or the value of its personal property taken, so long as receipt of such compensation does not decrease the Award otherwise payable to Landlord.

Page 5                                                            Please Initial

3/95                                                          MM  KN     MKL GEF
                                                             --------   --------
                                                             Landlord    Tenant

18.1 ASSIGNMENT OR SUBLEASE Tenant shall not assign or encumber its interest in this Lease or the Premises or sublease all or any part of the Premises or allow any other person or entity (except Tenant's authorized representatives, employees, invitees, or guests) to occupy or use all or any part of the Premises without first obtaining Landlord's consent. RIDER NO. 31 Any assignment, encumbrance or sublease without Landlord's written consent shall be voidable and at Landlord's election, shall constitute a default. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant consists of more than one person, a purported assignment, voluntary or involuntary or by operation of law from one person to the other or to a third party shall be deemed a voluntary assignment. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or sale or other transfer of a controlling percentage of the capital stock of Tenant, or the sale of at least 25% of the value of the assets of Tenant shall be deemed a voluntary assignment. The phrase "controlling percentage" means ownership of and right to vote stock possessing at least 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for election of directors. RIDER NO. 32 The preceding two sentences shall not apply to corporations the stock of which is traded through an exchange or over the counter. RIDER NO. 33 All rent received by Tenant from its subtenants in excess of the rent payable by Tenant to Landlord under this Lease (allocated on a square footage basis in cases of partial subleasing) shall be paid to Landlord, and any sums to be paid by an assignee to Tenant in consideration of the assignment of this Lease shall be paid to Landlord. If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant shall pay to Landlord, whether or not consent is ultimately given, $100 or Landlord's reasonable attorneys' fees incurred in connection with such request, whichever is greater. No interest of Tenant in this Lease shall be assignable by involuntary assignment through operation of law (including without limitation the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment:
     (a) if Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes proceedings under the Bankruptcy Act in which Tenant is the bankrupt; or if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; or (b) if a writ of attachment or execution is levied on this Lease; or (c) if in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant and landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

19.1 DEFAULT The occurrence of any of the following shall constitute a default by Tenant: (a) A failure to pay rent or other charge RIDER NO. 34

20.1 LANDLORD'S REMEDIES

     (1) Landlord shall have the following remedies if Tenant is in default. These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law. Landlord may terminate this Lease and/or Tenant's right to possession of the Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this lease shall not constitute a termination of this Lease. Upon termination of this Lease or of Tenant's right to possession, Landlord has the right to recover from
          Tenant: (1) The worth of the unpaid rent that had been earned at the time of such termination; (2) The worth of the amount of the unpaid rent that would have been earned after the date of such termination; and (3) Any other amount, including court, attorney and collection costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default. "The Worth," as used for Item 20.1(1) in this Paragraph is to be computed by allowing interest at the Default Rate. "The Worth" as used for Item 20.1(2) in this Paragraph is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of termination of Tenant's right of possession. RIDER NO. 35

     (2) All covenants and assignments to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money owed to any party other than Landlord, for which it is liable hereunder, or if Tenant shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for RIDER NO. 36 Landlord may, without waiving such default or any other right or remedy, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Default Rate from the date of expenditure by Landlord, shall be payable to Landlord on demand.


21.1 ENTRY ON PREMISES Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times RIDER NO. 37 for any of the following purposes: (a) To determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (b) To do any necessary maintenance and to make any restoration to the Premises or the Project that Landlord has the right or obligation to perform; (c) To post "for sale" signs at any time during the term, to post "for rent" or "for lease" signs during the last 90 days of the term, or during any period while Tenant is in default; (d) To show the Premises to prospective brokers, agents, buyers, tenants or persons interested in leasing or purchasing the Premises, at any time during the term; or (e) To repair, maintain or improve the Project and to erect scaffolding and protective barricades around and about the Premises but not so as to prevent entry to the Premises and to do any other act or thing necessary for the safety or preservation of the Premises or the Project. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord's entry onto the Premises as provided in this Section. Landlord shall conduct its activities on the Premises as provided herein in a manner that will cause the least inconvenience, annoyance or disturbance to Tenant. For each of these purposes, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant's vaults and safes. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of the Premises without prior written consent of Landlord. If Landlord gives its consent, Tenant shall furnish Landlord with a key for any such lock.

Page 6                                                            Please Initial

3/95                                                          MM  KN     MKL GEF
                                                             --------   --------
                                                             Landlord    Tenant

22.1 SUBORDINATION Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or any beneficiary of a Deed of Trust with a lien on the Project or any ground lessor with respect to the Project, this Lease shall be subject and subordinate at all time to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Project, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Project, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or Deed of Trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord any additional documents evidencing the priority or subordination of this Lease with respect to any such ground lease or underlying leases or the lien of any such mortgage or Deed of Trust. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant. RIDER NO. 38

     Tenant, within ten days from notice from Landlord, shall execute and deliver to Landlord, in recordable form, certificates stating that this Lease is not in default, is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications. This certificate should also state the amount of current monthly rent, the dates to which rent has been paid in advance, the amount of any security deposit and prepaid rent, and such other matters as Landlord may request. In addition, in connection with any sale or financing involving the Premises, Tenant shall deliver to Landlord, within twenty (20) days of request by Landlord, a current audited financial statement of Tenant and of each guarantor. RIDER NO. 39

23.1 NOTICE Any notice, demand, request, consent, approval or communication desired by either party or required to be given, shall be in writing and either served personally or sent by prepaid certified first class mail, addressed as set forth in Section 1.1. RIDER NO. 40 Either party may change its address by notification to the other party. Notice shall be deemed to be communicated 48 hours from the time of such mailing, or upon the time of service as provided in this Section.

24.1 WAIVER No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including without limitation, acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish termination of the Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

25.1 SURRENDER OF PREMISES; HOLDING OVER Upon expiration of the term or the termination of this Lease or of Tenant's right of possession, Tenant shall surrender to Landlord the Premises and all tenant improvements and alterations (except alterations which Tenant has the right or obligation to remove) in good condition, except for ordinary wear and tear. RIDER NO. 41 Tenant shall remove all personal property including, without imitation, all wallpaper, paneling and other decorative improvements or fixtures and shall perform all restoration made necessary by the removal of any alterations or Tenant's personal property before the expiration of the term, including for example, restoring all wall surfaces to their condition prior to the commencement of this Lease. RIDER NO. 42 Landlord can elect to retain or dispose of in any manner Tenant's personal property not removed from the Premises by Tenant prior to the expiration of the term. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of Tenant's personal property. Tenant shall be liable to Landlord for Landlord's costs for storage, removal or disposal of Tenant's personal property. If Tenant fails to surrender the Premises upon the expiration of the term, or upon the termination of this Lease or of Tenant's right of possession, Tenant shall defend, indemnify and hold Landlord harmless from all resulting loss or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure.

     If Tenant, with Landlord's consent, remains in possession of the Premises after expiration of this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on written 30-day notice at any time, by either party. All provisions of this Lease, except those pertaining to term and rent, shall apply to the month-to-month tenancy. Tenant shall pay Base Monthly Rent in an amount equal to 150% of the Base Monthly Rent for the last full calendar month during the regular term plus 100% of said last month's estimate of Tenant's share of Expenses pursuant to Section 4.3(3).

26.1 LIMITATION OF LIABILITY In consideration of the benefits accruing hereunder, Tenant agrees that, regarding any claim against Landlord and/or any other Protected Party, including in the event of any actual or alleged failure, breach or default by Landlord:

     a. The sole and exclusive remedy of Tenant shall be against the interest of Landlord in the Project, and neither Landlord nor any other Protected Party shall have any other liability whatsoever.

     b. If Landlord is a partnership, the following provisions of this item b. shall also apply: (i) No partner of Landlord shall be sued or named as a party in any suit or action; (ii) No service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership); (iii) No partner of Landlord shall be required to answer or otherwise plead to any service or process; (iv) No judgement may be taken against any partner of Landlord; (v) Any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing; and (vi) No writ of execution will ever be levied against the assets of any partner of Landlord.

     c. These covenants and agreements contained in this Section are enforceable both by Landlord and also by any other Protected Party.

Page 7                                                            Please Initial

3/95                                                          MM  KN     MKL GEF
                                                             --------   --------
                                                             Landlord    Tenant

     d. Tenant agrees that each of the foregoing provisions shall be applicable to any and all liabilities, claims and causes of action whatsoever, including those based on any provision of this Lease, any implied covenant, and/or any statute or common law principle.

27.1 MISCELLANEOUS PROVISIONS

     (1) Time of Essence. Time is of the essence of each provision of this Lease.

     (2) Successor. This Lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in Section 18.1 herein.

     (3) Landlord's Consent. Any consent required by Landlord under this Lease must be granted in writing. No such consent shall be unreasonably withheld, but any consent may be issued subject to reasonable conditions. As a condition to any consent, Landlord may require that any other party or parties with a right of consent issue such consent on terms acceptable to Landlord.

     (4) Commissions. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for the broker identified in Section 1.1, who shall be compensated by Landlord.

     (5) Other Charges. If Landlord becomes a party to any litigation concerning this lease, the premises or the project, by reason of any act or omission of Tenant or any agent, guest or invitee of Tenant, Tenant shall be liable to Landlord for all attorneys fees and costs incurred by Landlord in connection with such litigation, including any appeal or review.

          In the event of litigation RIDER NO. 43 between Tenant and Landlord and/or any other Protected Party, the prevailing party shall be entitled to recover from the losing party all costs and attorneys fees incurred both at and in preparation for trial and any appeal or review. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency and attorneys' fees charged to Landlord in addition to rent, late charges, interest and other sums payable under this Lease. Tenant shall pay a charge of $75 to Landlord for preparation of a demand for delinquent rent.

     (6) Landlord's Successors. In the event of a sale or conveyance by Landlord of the Project or a portion thereof including the Premises, or of Landlord's interest in the foregoing, the same shall operate to release Landlord from any liability under this Lease, and in such event Landlord's success in interest shall be solely responsible for all obligations of Landlord under this Lease.

     (7) Interpretation. This Lease shall be construed and interpreted in accordance with the laws of the state in which the Premises are located. This Lease constitutes the entire agreement between the parties with respect to the Premises and the Project, except for such guarantees or modifications as may be executed in writing by the parties from time to time. When required by the content of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter. "Party" shall mean Landlord or Tenant. If more than one person or entity constitutes Tenant, the obligations imposed on Tenant shall be joint and several. The enforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

     (8) Third Parties. The Protected Parties shall have the right to enforce the provisions of this Lease which reference them. Except for the foregoing, there are no third parties benefitted hereby, this Lease being intended solely for the benefit of Landlord and Tenant. Notwithstanding the foregoing, the beneficiary under a trust deed, or a mortgagee, holding a security interest in the Project shall be a third party beneficiary of the Tenant's obligations set forth in Sections 30.1 and 31.1 hereof and shall have the right to enforce such provisions.

     (9) Survival. The release and indemnity covenants of Tenant, the right of Landlord to enforce its remedies hereunder, the attorneys fees provisions hereof, the provisions of Section 26.1 hereof, as well as all provisions of this Lease which contemplate performance after the expiration or termination hereof or the termination of Tenant's right to possession hereunder, shall survive any such expiration or termination.

28.1 EMISSIONS Tenant shall not:

     a. Discharge, emit or permit to be discharged or emitted, any liquid, solid or gaseous matter, or any combination thereof, into the atmosphere, the ground or any body of water, which matter, as reasonably determined by Lessor or any governmental entity does, or may, pollute or contaminate the same, or is, or may become, radioactive or does, or may, adversely affect the (1) health or safety of persons, wherever located, whether on the Premises or anywhere else, (2) condition, use or enjoyment of the Premises or any other real or personal property, whether on the Premises or anywhere else, or (3) Premises or any of the improvements thereto, or thereon including buildings, foundations, pipes, utility lines, landscaping or parking areas;

     b. Produce, or permit to be produced, any intense glare, light or heat except within an enclosed or screened area and then only in such manner that the glare, light or heat shall not be discernible from outside the Premises;

     c. Create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any real property outside the Premises; or which will create a nuisance or violate any Law, rule, regulation or requirement;

     d. Create, or permit to be created, any ground vibration that is discernible outside the Premises;

     e. Transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation which is harmful or hazardous to any person or property in, on or about the Premises, or anywhere else.

Page 8                                                            Please Initial

3/95                                                          MM  KN     MKL GEF
                                                             --------   --------
                                                             Landlord    Tenant

28.2 STORAGE AND USE

     (1) Storage. Subject to the uses permitted and prohibited to Tenant under this lease, Tenant shall store in appropriate leak proof containers all solid, liquid, or gaseous matter, or any combination thereof, which matter, if discharged or emitted into the atmosphere, the ground or any body of water, does or may (1) pollute or contaminate the same, or (2) adversely affect the (i) health or safety of persons, whether on the Premises or anywhere else, (ii) condition, use or enjoyment of the Premises or any real or personal property, whether on the Premises or anywhere else, or (iii) Premises or any of the improvements thereto or thereon.

     (2) Use. In addition, without Landlord's prior written consent, Tenant shall not use, store or permit to remain on the Premises any solid, liquid or gaseous matter which is, or may become, radioactive. If Landlord does give its consent, Tenant shall store the materials in such a manner that no radioactivity will be detectable outside a designated storage area and Tenant shall use the materials in such a manner that (1) no real or personal property outside the designated storage area shall become contaminated thereby or (2) there are and shall be no adverse effects on the (i) health or safety of persons, whether on the Premises or anywhere else, (ii) condition, use or enjoyment of the Premises or any real or personal property thereon or therein, or (iii) Premises or any of the improvements thereto or thereon.

28.3 DISPOSAL OF WASTE

     (1) Refuse Disposal. Tenant shall not keep an trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove same from the Premises. Tenant shall keep all incinerators, containers or other equipment used for the storage or disposal of such materials in a clean and sanitary condition.

     (2) Sewage Disposal. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage system (1) for the disposal of anything except sanitary sewage or (2) in excess of the lesser of the amount
          (a) reasonably contemplated by the uses permitted under this Lease or
          (b) permitted by any governmental entity. Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition.

     (3) Disposal of Other Waste. Tenant shall properly dispose of all other waste or other matter delivered to, stored upon, located upon or within, used on, or removed from, the premises in such a manner that it does not, and will not, adversely affect the (1) health or safety of persons, wherever located, whether on the Premises or elsewhere,
          (2) condition, use or enjoyment of the Premises or any other real or personal property, wherever located, whether on the Premises or anywhere else, or (3) Premises or any of the improvements thereto or thereon including buildings, foundations, pipes, utility lines, landscaping or parking areas.

29.1 COMPLIANCE WITH LAW Notwithstanding any other provision in the Lease to the contrary, Tenant shall comply with all Laws in complying with its obligations under this Lease, and in particular, Laws relating to the storage, use and disposal of hazardous or toxic matter.

30.1 INDEMNIFICATION Tenant shall defend, indemnify and hold Landlord, the other Protected Parties, the Project and the beneficiary under a trust deed, or mortgagee, holding a security interest in the Project harmless from any loss, claim, liability or expense, including, without limitation, attorneys fees and costs, at trial and/or on appeal and review, arising out of or in connection with its failure to observe or comply with the provisions of this Section. This indemnity shall survive the expiration or earlier termination of the term of the Lease or the termination of Tenant's right to possession and be fully enforceable thereafter.

31.1 ADDITIONAL PROVISIONS The following covenants and agreements shall in no way diminish or limit the foregoing provisions of this Section. No use may be made of, on or from the Premises relating to the handling, storage, disposal, transportation or discharge of Hazardous Substances (as defined below). All of such use which does occur shall be in strict conformance with all Laws. Tenant shall give prior written notice to Landlord of any use, whether incidental or otherwise, of Hazardous Substances on the Premises, or of any notice of any violation of any Law with respect to such use. Landlord and any ground lessor or master lessor of the Premises and/or the Project shall have the right to request and to receive information with respect to use of Hazardous Substances on the Premises in writing.

     In addition to the indemnity obligations contained elsewhere herein, Tenant shall indemnify, defend and hold harmless Landlord, the other Protected Parties, the Premises, the Project, and the beneficiary under a trust deed, or a mortgagee, holding a security interest in the Project, from and against all claims, losses, damages, costs, response costs and expenses, liabilities, and other expenses caused by, arising out of, or in connection with, the generation, release, handling, storage, discharge, transportation, deposit or disposal in, on, under or about he Premises by Tenant or any of Tenant's Agents of the following (collectively referred to as "Hazardous Substances"): hazardous materials, hazardous substances, toxic wastes, toxic substances, pollutants, petroleum products, underground tanks, oils, pollution, asbestos, PCB's, materials, or contaminants, as those terms are commonly used or as defined by federal, state and/or local law or regulation related to protection of health or the environment, including but not limited to, the Resource Conservation and Recovery Act
     (RCRA) (42 U.S.C. ss. 6901 et seq.); the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) (42 U.S.C.ss. 9601, et seq.); the Toxic Substances Control Act (15 U.S.C. ss. 2601, et seq.); the Clean Water Act (33 U.S.C. ss. 1251, et seq.); the Clean Air Act (42 U.S.C. ss. 7401, et seq.); and ORS Chapters 453, 465 and 466 as any of the same may be amended from time to time, and/or by any rules and regulations promulgated thereunder. Such damages, costs, liabilities, and expenses shall include such as are claimed by any regulating and/or administering ground lessor or master lessor of the Project, the holder of any Mortgage or Deed of Trust on the Project, and/or any successor of the Landlord named herein. This indemnity shall include (a) claims of third parties, including governmental agencies, for damages, fines, penalties, response costs, monitoring costs, injunctive or other relief; (b) the costs, expenses or losses resulting from any injunctive relief, including preliminary or temporary injunctive relief; (c) the expenses, including fees of attorneys and experts, of reporting the existence of Hazardous Substances to an agency of the State of Oregon or of the United States as required by applicable laws and regulations; (d) any and all expenses or obligations, including attorney's and paralegal fees, incurred

Page 9                                                            Please Initial

3/95                                                          MM  KN     MKL GEF
                                                             --------   --------
                                                             Landlord    Tenant
     at, before and after any trial or appeal therefrom or review thereof, or an administrative proceeding or appeal therefrom or review thereof, whether or not taxable as costs, including, without limitation, attorney's fees, paralegal fees, witness fees (expert and otherwise), deposition costs, photocopying and telephone charges and other expenses related to the foregoing, all of which shall be paid by Tenant to Landlord when such expenses are accrued. This indemnity shall survive the expiration or earlier termination of the term of the Lease or the termination of Tenant's right to possession and be fully enforceable thereafter. RIDER NO. 44

32.1 INFORMATION Tenant shall provide Landlord with any and all information regarding Hazardous Substances in the Premises, including contemporaneous copies of all filings and reports to governmental entities, and any other information requested by Landlord. In the event of any accident, spill or other incident involving Hazardous Substances, Tenant shall immediately report the same to Landlord and supply Landlord with all information and reports with respect to the same. All information described herein shall be provided to Landlord regardless of any claim by Tenant that it is confidential or privileged.


33.1

RIDER NO. 45




              Tenant:  MEDICALOGIC, INC., an Oregon corporation

                              MARK LEAVITT                   GUY E. FIELD
                              --------------------------------------------------
                         By:  Mark K. Leavitt                Guy E. Field
                         By:  President                      Controller

             Landlord: EVERGREEN CORPORATE CENTER LLC, an Oregon limited liability company

                         By:  Marzer Venture, an Oregon general partnership

                         By: MELVIN MARK
                             ---------------------------------------------------
                         Its: Partner
                              --------------------------------------------------

                         By:  Schnitzer Investment Corp., an Oregon corporation

                         By: KEN NOVACK
                             ---------------------------------------------------
                         Its:
                              --------------------------------------------------

Exhibits
--------

A - Premises A-1 Measurement Standards for each floor
B - Project
C - Landlord's Work Plans
D - Work Agreement
E - Rules and Regulations
F - Sign Regulations

Page 10                                                           Please Initial

3/95                                                          MM  KN     MKL GEF
                                                             --------   --------
                                                             Landlord    Tenant

[MAP SHOWING LOCATIONS OF BUILDINGS 1, 2, 3, 4 and 5, STREETS AND TREES OMITTED]


The location, size, and number of
improvements except for Building 1                   EXHIBIT A
and Building 2 are conceptual at
this time and are subject to change.                 Premises are cross-hatched

                                    Site Plan

                           Evergreen Corporate Center
                         at Tanasbourne Commerce Center
                         Melvin Mark Development Company
                       June 19, 1996 Zimmer Gunsul Frasca

                                   EXHIBIT A-1

                      MEASUREMENT STANDARDS FOR EACH FLOOR



                                  AREA STANDARD

           NATIONAL ASSOCIATION OF INDUSTRIAL AND OFFICE PARKS (NAIOP)



                                  INTRODUCTION

The purpose of the NAIOP area standard is to permit communication and computation on a clear and understandable basis. Another important purpose is to allow comparison of values on the basis of a generally agreed upon unit of measurement. The result is a unit of measurement that is most typically used by building owners, managers, tenants, appraisers, architects, lending institutions, and others to compute the floor area of a building.

It should be noted that this standard can be used to measure space in old, as well as new, buildings. It is applicable to any architectural design or type of construction. Generally, this type of area computation has been used for single or multiple tenant industrial/commercial facilities. If the areas are leased, the leases are typically provided in a "triple net" format.

                                      AREA

The area is defined as the amount of space allocated to a particular occupant or tenant. This space can be provided in two forms:

     1.   the basic space allocated/occupied, and
     2. common spaces allocated/occupied or provided for use by two or more occupants or tenants of a building.

     Basic Space

     Basic space area is computed by measuring from the outside surface of exterior walls or permanent extensions/projections to the middle of interior walls which may separate one space from another. See Figures 1-4.

     Common Space

     Common space area is calculated in the same manner as basic space. This area is then prorated and added to the basic space area of those spaces or tenants which the common space serves. See Figures 5 and 6.

[GRAPHIC FLOOR PLAN OMITTED]


                                   FLOOR PLAN
                                    FIGURE 3


[GRAPHIC FLOOR PLAN OMITTED]


                                   SECTION B-B
                                    FIGURE 4

[GRAPHIC FLOOR PLAN OMITTED]


                                   FLOOR PLAN
                                    FIGURE 5

BASIC AREA
                                            FOR ELECTRICAL ROOM

      TENANT A    2000 SQ. FT.              2000/4800 =  41.67%
      TENANT B    2800 SQ. FT.              2800/4800 =  58.33%
                  ------------                          ------
      SUBTOTAL    4800 SQ. FT.                          100.00%

COMMON AREA (ELECTRICAL ROOM = 200 SQ. FT.)

      TENANT A    200 (.4167)       =        83.34 SQ. FT.
      TENANT B    200 (.5833)       =       116.66 SQ. FT.
                                            --------------
      SUBTOTAL                              200.00 SQ. FT.

LEASED AREA

      TENANT A    BASIC   2000.00           TENANT B   BASIC    2800.00
                  COMMON    83.34                      COMMON    116.66
                          -------                               -------
                  TOTAL   2083.34                      TOTAL    2916.66

GRAND TOTAL       5,000.00 SQ. FT.

[GRAPHIC FLOOR PLAN OMITTED]


FLOOR PLAN
FIGURE 6

BASIC AREA
                  FOR ELECTRICAL ROOM           FOR DOCK

      TENANT A    4750              48.72%      4750 65.52%
      TENANT B    2500              25.64%      2500 34.48%
      TENANT C    2500              25.64%            0.00%
                  ------------------------      -----------
      SUBTOTAL    9750              100.00%     7250 100.00%

COMMON AREA (ELECTRICAL ROOM 250 SQ. FT.; DOCK 553 SQ. FT.)

                  FOR ELECTRICAL ROOM    FOR DOCK                SUBTOTAL

      TENANT A    [250(.4872) = 121.8] + [553(.6552) = 362.33] = 484.13 SQ. FT.
      TENANT B    [250(.2564) =  64.1] + [553(.3448) = 190.67] = 254.77 SQ. FT.
      TENANT C    [250(.2564) =  64.1] +    0                  =  64.10 SQ. FT.
                                -----                  ------    ------
                                250.0                  553.00  = 803.00 SQ. FT.

LEASED AREA
      TENANT A: BASIC      4750.00  TENANT B: BASIC   2500.00  TENANT C: BASIC  2500.00
                COMMON      484.13            COMMON   254.77            COMMON   64.10
                           -------                    -------                   -------
                TOTAL      5234.13            TOTAL   2754.77            TOTAL  2564.10

GRAND TOTAL                 10,553 SQ. FT.

[GRAPHIC FLOOR PLAN OMITTED]


                                   FLOOR PLAN
                                    FIGURE 1


                              BUILDING SECTION A-A
                                    FIGURE 2

[MAP SHOWING LOCATIONS OF BUILDINGS 1, 2, 3, 4 and 5, STREETS AND TREES OMITTED]


The location, size, and number of
improvements except for Building 1                   EXHIBIT B
and Building 2 are conceptual at                     THE PROJECT
this time and are subject to change.

                                    Site Plan

                           Evergreen Corporate Center
                         at Tanasbourne Commerce Center
                         Melvin Mark Development Company
                       June 19, 1996 Zimmer Gunsul Frasca

                                    EXHIBIT C

                              LANDLORD'S WORK PLANS

                                 SCOPE NARRATIVE

                                                                     Medicalogic
                                                                 Building Design
                                                                             and
                                                                        Material


Building
Exterior The building exterior will be a combination of brick and glass. The brick is a special ECC blend which has a rich and complex range of colors from dark red to Orange. The glass used will be an insulated glass with a light green tint, matching the other exterior glass used in the park (PacifiCare). allowing for excellent energy characteristics with maximum outward visibility.

Energy
Systems The building is designed for large, efficient, easily maintained HVAC systems. Roof top AHUs with VAV and DDC electronic controls.

Elevator The building includes one hydraulic passenger elevator with a 2500 lb capacity and speed of 100 feet per minute. The elevator will contain a sheet metal hood which will allow for an 8 foot height in approximately one half of the cab when removed.

Materials     Brick is the predominant exterior material providing a modern high-quality, long-term, low maintenance exterior surface. It will be hand laid with a rich, textured pattern.

                                                                     Medicalogic
                                                              Building Technical
                                                             Systems Description

1.   Site Work

     1.1  Work in Public Right-of-Way

          The project will comply with all requirements of government agencies.

     1.2  Walks, Ramps, and Stairs - (Work within 5' of building face).

          (a)  Constructed of concrete, brick or similar material.

          (b)  Finish to minimize slipping.

          (c)  Slope or crown for drainage.

          (d)  Concrete minimum thickness 4 inches.

          (e)  Provide handrails where required by code and safety requirements.

          (f) Curbs adjacent to sidewalks shall be cast monolithically with sidewalks.

     1.3  Landscaping - (Work within approximately 5' of building face.)

          (a) All landscape areas to have time clock operated irrigation system.

          (b)  Planting areas to be graded to avoid ponding.

          (c) Six inch minimum topsoil throughout with additional topsoil or planting mix at trees or shrubs. Topsoil to be free from weeds, boulders, roots, etc.

          (d)  Planting materials will be selected with respect to:

               i.   Appropriateness to area and exposure.

               ii.  Size to provide visual impact within one year period.

               iii. Ease of maintenance.

               iv.  Minimizing root damage to adjacent areas.

     1.4  Site Lighting - (Work within 5' of building face.)

          (a)  Lighting will be provided at all stairs and walkways.

          (b) Specialty lighting will be provided at exterior building main entrances and building identification

     1.5  Signs

          (a) Exterior signing for building address or designation and directional will be included.

          (b) All other exterior and interior tenant signage is at tenant's expense and must meet landlord's standards.

     1.6 Paving shall comply with the standards of Project Release No. 1 (Phase 1 Site Work) together with such design revisions as may be required to accommodate the Tenant of Building 2.

     1.7 Trash enclosure to be located and sized to accommodate use by the Tenant of Building 2.

2.   Structural Design Guidelines

     2.1  Codes and Standards

          (a) American Concrete Institute, "Building Code Requirements for Reinforced Concrete," ACI 318-83.

          (b) American Institute of Steel Construction, "Specification for the Design, Fabrication and Erection of Structural Steel for Buildings," Eighth Edition of Manual of Steel Construction.

          (c)  Uniform Building Code as in effect in Oregon ("UBC").

     2.2  Design Load Criteria

          (a)  Floor Live Load: 50 psf plus 20 psf partition load

          (b)  Floor Dead Load: 55 psf

          (c)  Roof live load: 25 psf

          (d)  Roof dead load: 20 psf

          (e)  Wind load: 80 mph, exposure C

          (f)  Seismic Zone: UBC zone 3

          (g) Mechanical equipment pads sufficient to support equipment required by mechanical design

     2.3  Materials

          (a)  Concrete

               4000 psi minimum at 28 days for structural concrete.

               2500 psi minimum at 28 days for sidewalk and backfill concrete

          (b)  Reinforcing Steel

               i.   Bars

                    ASTM A615, deformed, Grade 60

               ii.  Welded Wire

                    ASTM A185

          (c)  Structural Steel

               ASTM A36; ASTM A572; Grade 42 or Grade 50; or ASTM A588; Grade 50

     2.4  Structural System Analysis Approach

          (a) Floor System: Structural steel columns supporting an open web joist and girder system. Metal decking with a 5.5" composite concrete slab.

          (b)  Lateral Force Resisting System: shear walls.

          (c)  Foundation System

               Design will be based on the recommendation of the geotechnical consultant. Recommendations will include design criteria for foundation system(s) best suited to project; design criteria and pressures for the design of slabs. To be conventional spread footings bearing on native soils.

          (d)  Slab on grade to be 4" unreinforced concrete

     2.5  Exterior Wall System

          Design will be in accordance with applicable building codes and standards.

     2.6  Testing and Inspection

          (a) Testing and inspection of building structural elements will be provided in accordance with building department requirements.

          (b)  Testing and inspections to be undertaken by independent agency.

3.   Exterior Enclosure

     3.1  Building Facade

          (a)  General

               i.   Comply with state energy code.

               ii.  Designed for wind and seismic loading and lateral movement.

               iii. Provide one year guarantee against water leakage. Provide a consultant to inspect design and construction of facade and roof.

     3.2  Cladding System

          (a)  ECC brick blend.

          (b)  Glazing System

               i. Insulated glass required. To have butt glazed exterior glass similar in color to PacifiCare.

               ii.  Butt glazing system to comply with Oregon Energy Codes.

          (c)  Miscellaneous

               i. Provide Sealants, flashings, vapor barriers, insulation as required for a complete installation.

               ii.  Glass to be cleaned prior to the time of occupancy.

     3.3  Environmental Protection

          (a)  Roofing

               i.   Fifteen year bondable.

               ii.  Closed cell rigid insulation to meet energy code.

               iii. Roofing system to be a built-up roofing with cap sheet.

               iv.  Provide roof access, roof hatch and ladder.

          (b)  Membrane Waterproofing

               i.   Fluid type with insulation and protection board.

     3.4  Exterior Entrances

          (a)  Main Entries

               i.   Entries will be in compliance with the ADA.

          (b)  Service Entries, Exits, Etc.

               Painted hollow metal galvanized.

          (c)  Loading Dock and Parking Access

               Manually operated insulated vertical rolling door.

4.   Interior Materials & Finishes

     4.1  Tenant Office Space

          (a)  Ceilings

               i.   Exposed T bar grid at approximately 9' above finished floor.

               ii. 2x4 ceiling tile to be tegular "second-look" style, scored to look like 2x2

          (b)  Walls

               i.   Core walls to extend and seal to structure.

               ii. Gypsum wallboard taped, sanded, primed and painted with finish coat, ready for occupancy.

               iii. Window sill to be finished sheet rock.

               iv.  Reinforce ceiling above window for window covering.

          (c)  Floors

               i.   Concrete with sealer prepared to receive carpet.

               ii.  Carpet, furnish and install: allowance of $20/square yard.

          (d)  Window Coverings

               i.   Exterior window blinds similar to PacifiCare

          (e)  Doors and hardware

               i.   Full Height doors (up to 9')

               ii.  Schlage Schedule "D" lever-action passage and lock sets

     4.2  Typical Floor Elevator Lobby

          (a)  Ceiling and walls.

               Painted gypsum board.

          (b) Floor: Carpet at furnish and install allowance of $20/square yard.

     4.3  Toilet Rooms

          (a)  Ceiling

               i.   Painted gypsum wallboard

               ii.  Fluorescent lighting.

          (b)  Walls

               Ceramic tile selected by Landlord on wet walls to 4'6"

          (c)  Floor

               Ceramic tile selected by Landlord

          (d)  Miscellaneous

               i.   Lavatories to be mounted in counter with mirror above.

               ii.  Recessed paper towel and waste receptacles.

               iii. Ceiling hung toilet partitions with coat hooks. Purse shelves in women's toilet room.

               iv. Toilet seat cover dispenser and rolled toilet paper holder at each water closet.

               v.   Sanitary napkin waste disposal at each women's water closet.

               vi.  Two coat hooks in each toilet room.

               vii. Refrigerated drinking fountain adjacent to toilet rooms.

               viii. Wall-mounted soap dispenser by each lavatory.

               ix.  Shower stalls will be prefabricated fiberglass.

     4.4  Janitor's Closets

          (a)  Walls

               Painted gypsum wallboard.

          (b)  Floor

               Vinyl tile selected by Landlord with rubber base.

          (c)  Miscellaneous

               i.   Janitor sink.

               ii.  Plastic laminate wainscoting at janitor sink.

               iii. Shelf and hooks for supplies.

     4.5  Building Lobby and Main Floor Elevator Lobby

          (a)  Ceiling

               i. Building standard ceiling per building standard specification 4.1.

               ii. Building standard lighting per building standard specifications 7.2(a)(ii), 7.2(b).

          (b)  Walls

               i.   Painted gypsum board per building standard 4.1(b).

          (c)  Floor

               i.   Carpet at furnish and install allowance of $20/square yard.

     4.6  Exit Stairwells

          (a)  Ceilings

               Painted exposed construction.

          (b)  Walls

               Painted.

          (c)  Floors

               i. Concrete sealed.

     4.7  Electrical/Telephone Rooms, Elevator Machine Rooms, etc.

          (a)  Ceilings

               Exposed construction, unpainted or gypsum wallboard taped and primed.

          (b)  Walls

               Exposed construction or gypsum wallboard taped and primed.

          (c)  Floors

               i.   Sealed.

     4.8  Furnishings and casework.

          (a) The Work does not include any furniture, appliances, partitions, computer equipment, telephones, cabling, or any other furniture, furnishings, or equipment, even if shown on any plan or drawing.

          (b) The Work shall include the following casework as an allowance item. The stated allowance will be applied against both design and construction of the following items. The allowance will be calculated on an actual per-lineal foot basis, with a fixed per-unit cost, except for the reception area counter, which portion of the allowance shall be fixed at $7500. In the event the cost of design and construction of the following exceeds the total allowance, the excess cost shall be added to the Cost of the Work (it being the understanding that such extra cost shall be paid for by Tenant).

Casework
                                                  Estimated
                                                  Quantity     Unit    Unit Cost       Cost
Plastic Laminate Counters at Toilet Rooms            84         If     $   75.00     $ 6,300
Coffee Bar (Upper & Lowers)                          48         If     $  250.00     $12,000
Catering Kitchen Casework (Upper & Lowers)           30         If     $  250.00     $ 7,500
Lounge Casework (Upper & Lowers)                     21         If     $  250.00     $ 5,250
Counter at Reception Area (Allowance)                           Is     $7,500.00     $ 7,500
Credenzas at Main Conference & Training              32         If     $  350.00     $11,200

                                                                Est. Total           $49,750

     4.9  Miscellaneous Requirements

          (a) A general interior building signing system for the following will be provided: Code/ADA required signage.

5.   Vertical Transportation

     5.1  Elevator

          (a) Hydraulic passenger elevator with 1500 lb capacity and speed of 100 fpm.

6.   HVAC/Mechanical

     6.1  Quality Assurance

          (a)  Equipment Areas

               Coordinate mechanical equipment spaces and other space requirements with architectural arrangement.

          (b)  Pressure Ratings

               Provide components subject to system pressure with pressure ratings that exceed maximum system pressure at location of components. Such components include piping, fittings, valves, piping specialties, tanks, coils, equipment and air handling and distribution devices.

          (c)  Noise

               With each system in normal operation simultaneously, mechanical systems will meet the following criteria:

               i.   Noise Criteria Standard (NG)

                    Maximum noise criteria levels:

                         Offices             35
                         Meeting Rooms       35
                         Cafeteria           40
                         Lobbies             40
                         Corridors           40
                         Toilets             40
                         Storage             50

          (d)  Vibration

               Mechanical systems not to result in vibration in excess of industry standards for Class-A office space.

     6.2  Heating, Ventilating and Air Conditioning - Design Criteria

          (a)  Will Comply with Oregon Energy Code.

          (b)  Other: see ASHRAE Handbooks, latest applicable volumes.

          (c)  Electrical Loads.

               Base final design on data provided by Landlord's Design Electrical Engineer and assumptions made under these plans and specifications.

          (d)  Minimum Outside Ventilation Air.

               Typically 20 CFM per occupant (assumes one occupant per cubicle or office per space plan) or 0.2 CFM per square foot, whichever is greater.

          (e)  Minimum Total Air Circulation Rates:

               i. Office Spaces: Typically 0.80 CFM per SF interior, 1.0 CFM per SF perimeter.

               ii.  Toilets: Typically 2 CFM per SF

               iii. Other: As required by good design practice.

          (f)  Air Drafts

               Air motion not to exceed 50 FPM in any portion of occupied spaces from floor up to 6'6" above floor.

          (g) Air Handling Equipment includes for the three major zones of the building totaling 195 tons:

               i.   East Wing

                         65 nominal ton VAV units (1)
                         2nd floor fan powered boxes (5)
                         2nd floor cooling only VAV boxes (5)
                         1st floor fan powered boxes (4)
                         1st floor cooling only VAV boxes (7)
                         Electric room exhaust fans (2)
                         Perimeter slot diffusers (15)
                         T-bar supply diffusers (70)
                         T-bar return grilles with sound boots (10)
                         T-bar return air grilles without boots (32)
                         Exhaust grilles (2)
                         Fire/smoke dampers (9)

               ii.  Central Wing

                         65 nominal ton VAV units (1)
                         2nd floor fan powered boxes (7)
                         2nd floor cooling only VAV boxes (8)
                         1st floor fan powered boxes (7)
                         1st floor cooling only VAV boxes (8)
                         Electric room exhaust fans (2)
                         Toilet/kitchen exhaust fan (1)
                         Perimeter slot diffusers (28)
                         T-bar supply diffusers (82)
                         T-bar return air grilles with sound boots (14) T-bar return air grilles without boots (36) Exhaust grilles (9)
                         Fire/smoke dampers (11)

               iii. West Wing

                         65 nominal ton VAV units (1)
                         2nd floor fan powered boxes (5)
                         2nd floor cooling only VAV boxes (5)
                         1st floor fan powered boxes (5)
                         1st floor cooling only VAV boxes (5)
                         Electric room exhaust fans (2)
                         Toilet/kitchen exhaust fan (1)
                         Perimeter slot diffusers (10)
                         T-bar supply diffusers (66)
                         T-bar return air grilles with sound boots (8) T-bar return air grilles without boots (32) Exhaust grilles (10)
                         Fire/smoke dampers (4)

          (h)  Room Thermostats

               i.   Provide and connect each temperature control zone.

               ii.  Install per code:

                    (1) Where rooms and walls are constructed in their final forms, install thermostats on wall.

                    (2) Where areas are subject to addition of walls, locate thermostat at ceiling with five feet of wire control tubing.

     6.3  Controls

          (a) Complete system of direct digital (DDC) temperature controls and computerized energy management.

               i.   Air side economizer cycle.

               ii.  Warm-up cycle.

               iii. Night set-back.

               iv.  Automatic stop and start.

          (b)  VAV box will be integrated with the DDC system.

          (c)  Freeze Protection for Mechanical Systems.

     6.4  Heating, Ventilating and Air Conditioning Systems Description.

          (a) Mechanical system to be rooftop packaged multiple-zoned VAV units complete with DDC controls. VAV boxes to be straight VAV or fan powered VAV combination with electric heat at perimeter and cooling only at interior. Ductwork to be medium pressure spiral round duct. Returns to be via ceiling plenum.

          (b) No fiberglass to be used in the air stream other than at the following locations: (i) the first 20 feet of supply and return mains downstream of the rooftop equipment and (ii) return air grilles in private offices shall have acoustically lined sound boots.

     6.5  Plumbing - Design Criteria

          (a)  Utilities:

               i. Connections: Connect to utility mains for water, gas, storm, and sanitary sewers at 5' outside of building face.

               ii. Regulations: Comply with requirements of utility companies and agencies.

          (b)  Domestic Water

               i.   Pressure Range at Fixtures

                    (1)  Minimum: 25 PSIG

                    (2)  Maximum: 70 PSIG

               ii.  Lavatories

                    (1)  Office Spaces:

                         105 degrees F, single faucet.

                    (2)  Kitchen Areas:

                         140 degrees F hot water and cold water.

                    (3)  Shower: 105 degrees F.

               iii. Water coolers per plan.

          (c)  Natural Gas

               For gas fired equipment.

          (d)  Sanitary Waste and Vents

               i.   Fixtures

                    Per architectural drawings.

               ii.  Mechanical Systems

                    As required by design.

          (e)  Storm Drains

               For roofs, planters, and exterior areas.

     6.6  Plumbing - System Description

          (a)  Fixtures and Drains

               Wall hung, flush valve water closets and urinals.

          (b)  Tenant Sink Provisions as shown the plans.

          (c)  Domestic Water.

               i.   Water heaters as designed by Landlord.

               ii. Piping distribution systems for cold and hot water to fixtures and equipment.

               iii. Valves, piping specialties, vibration isolation and
                    insulation.

          (d)  Sanitary Waste and Vent

               i. Piping collection system from fixtures, drains and equipment.

          (e)  Storm Drains

               i. Piping collection system from drains for roofs. Include roof overflow drains with discharge nozzles.

          (f) Landlord will pay sewer equalization charges and any other permit or connection fees for number of sewer units needed for fixtures shown on plans.

     6.7  Fire Protection - Design Criteria

          (a)  Site Utilities

               i.   Connections

                    Connect to utility mains at 5' from building face.

               ii.  Regulations

                    Comply with requirements of utility company or agency.

               iii. Coordination

                    (1)  With utility company or agency.

                    (2) For locations, rooms, vaults, boxes, meters valves, and visible items.

          (b)  Fire Sprinklers

               i.   Provide for entire building.

               ii.  Per NFPA 13.

     6.8  Fire Protection - Systems Descriptions

          (a)  Piping Distribution

               Combined system for sprinkler and standpipes.

          (b)  Fire Department Pumper Connections

               At locations per code enforcing agency.

          (c)  Sprinkler Heads -- per code.

          (d)  Fire Extinguishers

               In cabinets where indicated on architectural drawings and per code.

          (e)  Other Components

               Per code.

7.   Electrical/Communication

     7.1  Quality Assurance

          (a)  Equipment Areas

               i. Coordinate electrical equipment rooms and other space requirements with Architect.

          (b)  Noise and Vibration

               With each system in normal operation simultaneously, electrical systems shall meet following criteria:

               i.   Noise

                    Maximum Noise Criteria (NC) levels:

                         Offices           35
                         Meeting Rooms     35
                         Cafeteria         40
                         Lobbies           40
                         Corridors         40
                         Toilets           40
                         Storage           50

               ii.  Vibration

                    System not to exceed the following:

                    (1) Less than 16 Hz: 0.004 inch per second vibration velocity.

                    (2) 16 Hz or Greater: 0.001 g rms acceleration as analyzed by 1/3 octave bands or for single frequency components.

     7.2  Design Criteria

          (a)  Lighting Levels; Minimum Average Maintained Foot-Candles

               i.   Offices: 60 in open landscaped offices

               ii.  Lobbies: 25

               iii. Corridors: 20

               iv.  Other Areas: Consistent with task, but not to exceed 60.

          (b) Lighting Fixture Type: 2'x4' Two-lamp parabolic with a T-8 ballast by Columbia or Lithonia.

          (c)  Lighting Circuiting - to be determined by Landlord.

          (d)  Lighting Switching

               Open areas/no more than 1,000 sq. ft. will be controlled by one light switch

          (e)  Power Distribution

               In switchboards, distribution panelboards, branch circuit panelboards and feeders and busways allow for:

               i. HVAC, plumbing, fire protection, elevator and lighting loads.

               ii. Minimum 25% spare capacity (over the fully built out building), in feeders, including breaker spaces in panelboards.

               iii. In electrical riser room on each floor provide sleeves in floor for future systems; include routing space from switchboard room to lowest typical floor electrical room.

          (f)  Office Area Receptacle and Communications Outlets

               i. average of one per 285 square feet of premises area, and three electrical circuits for each workstation cluster (8 units).

               ii. Ten percent of the total circuit count for outlets is to be dedicated.

               iii. Distribution shall be by means other than power poles.

          (g)  Other Power Outlet Requirements

               i.   Maintenance Outlets in Corridors

                    20A, 120V, duplex outlets, maximum 90 feet apart.

               ii.  Electrical Closets

                    Minimum one 20A, 120V, duplex outlet.

               iii. Toilets

                    One duplex receptacle 20A, 120V, at lavatory counter as directed.

               iv.  At Telephone Backboard

                    Mounting height 7 feet on separate circuit in each closet.

               v.   Drinking Fountains

                    Single receptacles of proper voltage and ampere ratings for water chiller equipment at locations as required by plans.

               vi.  Elevator Pit

                    20A, 120V

     7.3  Systems Description

          (a)  Power Supply - Building Services

               277/480 volt, 3-phase

          (b)  Transformer Pad

          (c)  Main Switchboard

          (d)  Normal Power Distribution

               i.   Utility Metering

               ii.  Building Power Distribution

          (e)  Telephone System Conduit

               i. Empty conduits to, and riser conduit sleeves in, telephone riser closets with plywood backboards located on each floor.

          (f)  Fire Detection and Alarm Systems As Required By Code

                                 LISTS OF PLANS

                    Electrical Plans dated December 27, 1996, prepared by Christenson Electric, pp. E-1 and E-2, for Evergreen Corporate
Center--MedicaLogic.

                    Partition Plans dated December 3, 1996, prepared by ZGF Partnership, 2 pp, for Evergreen Corporate Center--MedicaLogic.

                    Preliminary Facade Design dated November 7, 1996, prepared by ZGF Partnership, for Evergreen Corporate Center - MedicaLogic.

                             NOTES ON SCOPE OF WORK

1. Site Work. The Landlord's Work includes completion of the following around the Building: curbs, sidewalks, irrigation and landscaping, all building utilities (sufficient to complete connections to the building shell when built), transformer and pad, and landscaping to screen the transformer from view, recycling and garbage storage area for building, asphalt, landscape, and utility repairs and additions as needed ("collectively, Building Site Work").

2.   Miscellaneous.

     2.1  The scope of the Work also includes the following:

          (a) Insulated glass at locations designed by Landlord's Architect on the exterior perimeter of the building. Building facade will include brick and glass on all sides generally consistent with the preliminary facade design dated November 7, 1996.

          (b) Roof will be high enough to allow Tenant to build a 9 foot clear interior ceiling above the slab with sufficient space above the proposed interior ceiling grid to allow for HVAC ductwork and miscellaneous mechanical and electrical systems. The top of exterior perimeter glazing will be approximately 9 feet above the finished floor.

          (c) Provision of roof screening for installed mechanical equipment screening all of Tenant's mechanical equipment.

          (d) Infrastructure for sprinkler distribution system. (Drops and finish items and the installation thereof are part of the Tenant's responsibility and are not included in the Work.)

          (e) Fifteen-year standard roof warranty, in the form provided by the manufacturer.

          (f) One-year "water tight" guarantee, in the form provided by the manufacturer.

          (g) One-year standard HVAC warranty in the form provided by the manufacturer.

          (h) One-year standard elevator warranty in the form provided by the manufacturer.

          (i) One-year standard glazing system warranty in the form provided by the manufacturer.

          (j)  Roof and foundation drainage.

          (k) Two four-inch conduits from the street to the telephone equipment room in the Premises.

          (l) The items in the quantities listed on the attached Schedule C-1; provided, however, the Schedule's sole purpose is to provide detailed information on quantities and items to be provided by Landlord. If any item listed on such Schedule is also included in this Exhibit C, the quantities shown on such Schedule shall be illustrative only of what is described in this Exhibit C and not added to what is described in this Exhibit C.

3. Design Costs. Landlord shall be responsible for the cost of design and engineering of the Landlord's Work, to the extent necessary to prepare Landlord's Work Plans sufficient for permitting. Tenant shall be responsible for design and engineering costs resulting from (i) any Tenant details or Tenant's program requirements, other than details necessary to prepare plans sufficient to obtain permits for the Scope of Work described herein; (ii) any Tenant-requested changes or further clarifications to any plans; (iii) any Additional Work; and (iv) any work outside the scope of Landlord's Work, including without limitation plans for design of Tenant's furnishings, equipment, electrical, communications, and computer systems, and integration and connection of the same to Landlord's Work. Tenant shall engage and pay for its own architect, pursuant to Section 2.1 of Exhibit D, for any plans described in clauses (iii) or (iv).

                                  SCHEDULE C-1

--------------------------------------------------------------------------------
                         BAUGH CONSTRUCTION OREGON, INC.
Project: Medicalogic Tenant Improvement                     Architect: ZGF
Location: Hillsboro, Oregon                                 Estimator: B. Jensen
--------------------------------------------------------------------------------
             Description                         Quantity*           Unit
Loading Dock
Excavation                                              1              ls
Wall Footings                                          95              lf
Dock Ramp Walls                                       475              sf
Dock Leveler Pit                                        1              ls
Dock Ramp Slab                                        600              sf
Guardrails                                             80              lf
Overhead Door - 12' x 9'                                1              ea
Hollow Metal Doors                                      1              pr
Dock Leveler/Bumpers/Seal                               1              ls
Area Drain                                              1              ea
Storm Drain Lateral                                   100              lf
Casework (See Allowance per lease)
Doors & Relites
Prefinished 8'-6" Oak Drs/Timely Frms/HW               79              ea
Prefinished 8'-6" Oak Drs/Timely Frms/HW/Pr             3              ea
Relites 2' x 8'-6"                                     25              ea
Larger Relites                                        160              sf
Accordian Door and Support                             79              lf
Walls
Gypboard at Exterior Walls                          8,766              sf
Pluming Chase                                         952              sf
Toilet Room Walls w/ Sound Insulation               6,636              sf
Full Height Walls                                  10,262              sf
Office Walls                                       17,154              sf
Column Wraps                                           73              ea
Fascia at Lobby Opening                                54              lf
Architectural Railing System                           85              lf
Ceilings
Gypboard Ceilings at Toilets/Showers/Kitchen        2,556              sf
Ceiling Coves at Toilet Rooms                         200              lf
Acoustical Ceilings - 2 x 4 Second Look            66,039              sf
Sound Insulation on Ceiling @ Office Walls         15,248              sf
Painting & Wallcovering
Paint Walls - Enamel                               64,931              sf
Paint Walls & Ceilings - Epoxy                      2,556              sf
Floorcovering
Ceramic Tile Floors at Toilets/Showers              2,332              sf
Ceramic Tile Base                                     444              lf
Ceramic Tile Wet Wall                               1,776              sf

                                  Page 1 of 2

--------------------------------------------------------------------------------
                         BAUGH CONSTRUCTION OREGON, INC.
Project: Medicalogic Tenant Improvement                     Architect: ZGF
Location: Hillsboro, Oregon                                 Estimator: B. Jensen
--------------------------------------------------------------------------------
             Description                         Quantity*           Unit
Sheet Vinyl Flooring at Kitchen                       224              sf
Anti Static Flooring at Network                       398              sf
Glue Down Loop Carpet                               7,065              sy
Rubber Base                                         7,475              lf
Concrete Floor Sealer at Warehouse                  2,118              sf
Accessories
Fire Extinguishers & Cabinets                           6              ea
Interior Building Signage                               1              ls
Toilet Partitions                                      28              ea
Urinal Screens                                          8              ea
Grab Bars                                              16              ea
Toilet Paper Holders                                   28              ea
Soap Dispensers                                        14              ea
Sanitary Napkin Disposal                               20              ea
Sanitary Napkin Vendor                                  4              ea
Paper Towel Dispenser/Disposal                         10              ea
Seat Cover Dispensers                                  28              ea
Prefabricated Shower Units                              4              ea
Mirrors                                               420              sf
Window Coverings at Exterior Windows                9,094              sf
Lockers - 12" x 36"                                    30              ea
Mechanical & Electrical
Plumbing
HVAC
Fire Protection                                    75,312              sf
Electrical

                                    EXHIBIT D

                                 WORK AGREEMENT


1.   CHANGES TO LANDLORD'S WORK AND ADDITIONAL WORK PROVIDED AT TENANT'S EXPENSE

          All Additional Work (as defined in Section 7.1 of the Lease and Rider No. 16), if any, shall first be approved in writing by Landlord pursuant to
Section 2 of this Work Agreement and the costs, fees and expenses thereof shall be paid by Tenant as provided in this Work Agreement, in Section 7.1 of the Lease and Rider No. 16, and in Section 36.1 of the Lease. If a change to Landlord's Work specifically requested by Tenant and agreed to by Landlord directly results in actual savings to Landlord, Tenant shall receive a credit for such actual savings.

2.   DESIGN AND CONSTRUCTION OF THE ADDITIONAL WORK

     2.1 In the event Tenant desires any Additional Work, as defined in Section 1 of this Work Agreement, Tenant shall retain the services of Zimmer Gunsul Frasca ("ZGF") or other qualified architect, approved in advance by Landlord, to prepare the necessary drawings, including without limitation basic space plans and complete detailed working plans for any of the Additional Work (individually and collectively, the "Plans for Additional Work"). All Plans for Additional Work shall be prepared at Tenant's expense and shall be subject to the prior written approval of Landlord.

     2.2 ZGF (at Tenant's cost) shall determine that the work shown on the Plans for Additional Work is compatible with the basic Building plans and that necessary basic Building modifications are included in the Plans for Additional Work.

     2.3 Tenant shall be responsible for delays and additional costs in completion of Landlord's Work caused by changes made to Landlord's Work or by the work described in the Plans for Additional Work, by inadequacies in any of the Plans for Additional Work, or by delays in delivery of special materials requiring long lead times.

     2.4 Upon completion of the Plans for Additional Work and at the request of Tenant, Landlord and its contractor shall provide to Tenant in writing an estimate of the cost of improvements to be provided at Tenant's expense. Within five days after Tenant's receipt of such estimated cost, Tenant shall delete any items which Tenant elects not to have constructed and shall authorize construction of the balance of the improvements. In the absence of such written authorization, Landlord shall not be obligated to commence or continue work on the Premises, as the case may be, and Tenant shall be responsible for any costs due to any resulting delay in completion of the Premises.

     2.5 Prior to commencement of construction of the Additional Work described in the Plans for Additional Work, Tenant shall either (i) deposit with Landlord cash in an amount equal to the estimated cost of the improvements to be installed at Tenant's expense pursuant to

Section 1 of this Work Agreement; or (ii) provide Landlord with other evidence or assurance, such as a bond or letter of credit, satisfactory to Landlord of Tenant's ability to pay the estimated cost of such improvements. Landlord's contractor shall then complete the Additional Work in accordance with the Plans for Additional Work. Any additional amounts payable by Tenant for the actual cost of the improvements shall be paid on or before the Commencement Date of the Lease, or upon receipt of the final accounting. If cash is deposited by Tenant as provided above in this Section 2.5, any excess paid by Tenant over the actual cost of the improvements shall be promptly refunded to Tenant by Landlord.

     2.6 If Tenant desires any change to the Plans for Additional Work, Tenant shall submit a written request for such change to Landlord, together with all plans and specifications necessary to show and explain changes from the approved the Plans for Additional Work. Any such change shall be subject to Landlord's approval.

     2.7 If any work is to be performed in the Premises by Tenant or by Tenant's contractor (which contractor must first be approved in writing by Landlord), such work shall conform to the following requirements:

          2.7.1 Such work shall proceed only upon Landlord's written approval of the public liability and property damage insurance carried by Tenant's contractor. Landlord shall have the right to require Tenant's contractor to post a payment or performance bond in an amount equal to the estimated cost of the work to be performed by such contractor. Tenant shall supply Landlord with the name, address, and emergency telephone number for Tenant's contractor and all subcontractors retained by Tenant's contractor.

          2.7.2 All such work shall be done in conformity with a valid building permit when required, a copy of which shall be furnished to Landlord before such work is commenced, and in any case, all such work shall be performed in accordance with all applicable governmental regulations and all applicable safety regulations established by Landlord or its contractor for the Center generally. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant's failure to comply with all applicable governmental regulations.

          2.7.3 Landlord may require that all such work be performed by union labor in accordance with any union labor agreements applicable to the trades being employed at the Center.

          2.7.4 All such work shall be scheduled through Landlord and Landlord's contractor and shall be performed in a manner and at times which do not impede or delay any work on the Premises being performed by Landlord's contractor.

          2.7.5 Tenant's contractor shall store any materials only in the Premises or in such other space as may be designated by Landlord or its contractor from time to time. All trash and surplus construction materials shall also be stored within the Premises and shall be promptly removed from the Center.

     2.8 Tenant's entry into the Premises for any purpose, including without limitation inspection or performance of work by Tenant or Tenant's contractor, prior to the Commencement Date, shall be subject to all the terms and conditions of the Lease, including without limitation the provisions of the Lease relating to the maintenance of insurance and indemnification by Tenant, but excluding the provisions of the Lease relating to the payment of Rent. Tenant's entry shall mean entry by Tenant, its officers, contractors, subcontractors, licensees, agents, servants, employees, guests, invitees, or visitors (collectively, the "Tenant Related Parties").

     2.9 Tenant shall indemnify and hold harmless Landlord from and against any and all claims, losses, liabilities, and expenses (including without limitation reasonable attorneys' fees) arising out of or in any way related to the activities of Tenant or the Tenant Related Parties in the Premises or the Center. Without limiting the generality of the foregoing, Tenant shall promptly reimburse Landlord upon demand for any extra expense incurred by Landlord as a result of faulty work done by Tenant or the Tenant Related Parties, any delays caused by such work, or inadequate clean-up. If Tenant's delays cause Landlord's Work to be substantially completed later than on December 15, 1997, Tenant's obligation to pay Base Rent and Tenant's share of Expenses shall commence one day earlier than the date of substantial completion of Landlord's Work for each Tenant Delay Day.

                                    EXHIBIT E

                          CENTER RULES AND REGULATIONS


1. No sign, placard, picture, name, advertisement or notice, visible from the exterior of leased premises shall be inscribed, painted, affixed, installed or otherwise displayed by any tenant either on its premises or any part of any building or any part of the Center without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, or notice in violation of this rule without notice to and at the expense of the tenant. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of the tenant by a person approved by Landlord.

2. No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on any premises without the prior written consent of Landlord which consent shall not be unreasonably withheld. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the building. No articles shall be placed against glass partitions or doors which might appear unsightly from outside the tenant's premises.

3. Each tenant shall see that the doors of its premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before the tenant or its employees leave its premises, and that all utilities shall likewise be carefully shut off, so as to prevent waste or damage. For any default or carelessness, Tenant shall repair all damage sustained by other tenants or occupants of the Center or by Landlord.

4. No tenant shall use, keep or permit to be used or kept in its premises any foul or noxious gas or substance or permit or suffer such premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Center by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business in the Center, nor shall any animals or birds be brought or kept in or about any premises of the Center.

5. No cooking shall be done or permitted by any tenant on its premises, except that use by the tenant of Underwriters' Laboratory approved equipment for the preparation of coffee, tea, hot chocolate and similar beverages, and heating of food by conventional microwave ovens, for tenants and their employees shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

6.   No premises shall be used for lodging.

7. Except with the prior written consent of Landlord, no tenant shall sell, or permit the sale, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on any part of the Center, nor shall any tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from any premises for the service or accommodation of occupants of any other portion of the Center, nor shall the premises of any tenant be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty shop, beauty parlor, nor shall the premises of any tenant be used for any improper, immoral or objectionable purpose, or any business or activity other than that specifically provided for in such tenant's lease.

8. No tenant shall install any radio or television antenna, loudspeaker or any other device on the exterior walls or the roof of the Center. No tenant shall interfere with radio or television broadcasting or reception from or in the Center or elsewhere.

9. Business machines and mechanical equipment belonging to a tenant which cause noise or vibration that may be transmitted to the structure of the building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Center shall be placed and maintained by the tenant, at the tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

10. No tenant shall place a load upon any floor of its premises which exceeds its load per square foot which such floor was designed to carry.

11. Each tenant shall store all its trash and garbage within the interior of its premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways for such purposes.

12. Canvassing, soliciting, distribution of handbills or any other written material, and peddling in the Center are prohibited and each tenant shall cooperate to prevent the same. No tenant shall make room-to-room solicitation of business from other tenants in the Center.

13. Landlord shall have the right, exercisable without notice and without liability to any tenant to change the name and address of the Center.

14. Each tenant assumes any and all responsibility for protecting its premises from theft, robbery, and pilferage, which includes keeping doors locked and other means of entry to the premises closed.

15. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants in the Center.

16. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment from time to time be needed for safety and security, for care and cleanliness of the Center and for the preservation of good order in the Center. Tenant agrees to abide by all such Rules and Regulations and any additional rules and regulations which are adopted.

17. Landlord reserves the right to designate and regulate the use of the parking spaces at the Center.

18. Each tenant and each tenant's guests shall park between designated parking lines only, and shall not occupy two parking spaces with one car. Vehicles in violation of the above shall be subject to tow-away, at the vehicle owner's expense.

19. Vehicles parking at the Center overnight without prior written consent of Landlord shall be deemed abandoned and shall be subject to tow-away at the vehicle owner's expense.

20. Each tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by such tenants employees, agents, clients, customers, invitees and guests.

21. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Center.

                                    EXHIBIT F

                            EXTERIOR SIGN REGULATIONS


These regulations have been established for the purpose of maintaining the overall appearance of Evergreen Corporate Center. Compliance will be strictly enforced. All Tenant signs must be approved by Landlord. Any sign installed without the approval of Landlord will be brought into conformity at the expense of Tenant.

Tenant shall submit a sketch of its proposed sign to Landlord for its approval. The approved sketch will be delivered by Landlord to the sign company. Tenant is responsible for the cost of the sign, and Landlord will bill Tenant to recover the cost. Tenant shall be responsible for the fulfillment of all requirements in accordance with this Exhibit F.

General Requirements

1. Signs will be permitted only for the purpose of identifying the name and business conducted in a Building. Tenant shall place no more than one sign on a side wall of the Building.

2. Tenant may select the style and color of the individual company's lettering and logo, subject to Landlord's approval as provided above.

3. All signs shall conform to all applicable ordinances, codes, and the covenants, conditions, and restrictions of Tanasbourne Commerce Center, and shall be compatible with the park-like environment of the Center.

4. Placement of the sign and method of attachment to the Building will be as directed by Landlord.

5. Upon removal of any sign, any damage to the Building must be repaired by Tenant at its expense. All signs are the property of Landlord.

6. Except as provided herein, no advertising placards, banners, pennants, names, insignias, trademarks, or other descriptive material shall be affixed or maintained upon the glass panes or exterior walls of the Building, or the landscaped areas, streets, or parking areas.

7.   No audible signs will be permitted.

Tenant Exterior Sign Standards

1. Signs shall not be larger than 5 percent of the total square footage of the face of the Building and shall not exceed 80 square feet.

2. The Building sign shall not extend above the eave of the sidewall of the Building.

3. Signs may be illuminated. Lighting shall be standard for all buildings in the Center. Specification will be provided by Landlord.

4.   Lettering and/or the Company logo shall be brushed aluminum.

                                ADDENDUM TO LEASE

DATED:            January 15, 1997

BETWEEN:          EVERGREEN CORPORATE CENTER LLC,
                  an Oregon limited liability company               ("Landlord")

AND:              MEDICALOGIC, INC., an Oregon corporation            ("Tenant")


          The following modifications and insertions, numbered Rider No. 1 to and including Rider No. 45, are hereby incorporated into the Lease and shall be deemed made at the respective places indicated throughout the Lease. Any reference to the Lease in the following provisions of this Addendum shall be deemed to include this Addendum, unless otherwise specified in such reference. The capitalized terms used in this Addendum which are defined in the Lease shall have the meanings given to them in the Lease.

Rider No. 1. Insert Section 1.1(e), Page 1:
------------------------------------------

          The Premises will be in a two story building to be constructed by Landlord and are outlined on the attached Exhibit A. Both floors in the Premises shall be measured in accordance with Portland NAIOP measurement standards, a copy of which is attached as Exhibit A-1.

Rider No. 2. Insert Section 1.1(f), Page 1:
------------------------------------------

          At the time this Lease is executed, the Project is under construction. The current conceptual plan for the Project is attached as Exhibit B. The location and size of the buildings shown on Exhibit B may change from time to time. Also, the total amount of square footage in the Project shall vary over the Term of the Lease. Tenant's percent of the Project for purposes of determining Tenant's share of Expenses pursuant to Section 4.3 of the Lease shall be determined by multiplying the Expenses by a fraction, the numerator of which shall be the number of square feet in the Premises from time to time (initially 75,010) and the denominator which shall be the total number of square feet of completed and leasable space in the Project from time to time. The remaining development of the Project shall be compatible with that portion of the Project which is constructed as of the date of this Lease and the portion to be constructed as provided in this Lease. That is, the structures, landscaping and parking shall be similar and no special or materially different amenities in the common areas (such as water fountains, for example) are contemplated and, if Landlord constructs such a special or materially different amenity in the common area, the costs thereof shall not be included in Expenses payable by Tenant unless Tenant first consents to the construction of such amenity.

Rider No. 3. Insert Section 1.1(h), Page 1:
------------------------------------------

          The term of the Lease (the "Term") shall commence on the earlier of
(a) the date on which Tenant first takes occupancy of the Premises; or (b) the date on which Landlord's Work (as defined below) is substantially completed as certified by Landlord's architect, a temporary certificate of occupancy is received, access to the Premises is completed as required by Laws, and parking areas are completed consistent with the provisions of Section 10.1 (the "Commencement Date"). The Term shall expire, unless sooner terminated or extended pursuant to the provisions of the Lease, 120 months after the Commencement Date. If the Lease is fully executed and delivered by January 17, 1997 and all information and approvals as requested by Landlord regarding details, colors, finishes or other issues relating to Landlord's Work (as defined below) are received by Landlord in writing from Tenant on or before March 15, 1997, then the anticipated substantial completion date of Landlord's Work shall be December 15, 1997, subject to delays caused by Tenant, delays caused by Tenant's requested changes to any plans related to Landlord's Work, or to delays caused by forces and events outside of Landlord's control, such as delays caused by abnormally adverse weather, labor dispute, strike, civil commotion, rebellion, hostilities, military or other usurped power, sabotage, governmental regulations or controls, delay in issuance of any permit beyond 30 days after an application therefor (which is, to the best of Landlord's knowledge, a completed application) is submitted, inability, due to reasons beyond Landlord's control, to obtain labor, services or materials, or acts of God (collectively, "Force Majeure"). If substantial completion of Landlord's Work is delayed past March 31, 1998, as extended, day for day, for days of delay caused by Tenant, by Tenant's requested changes to any plans related to Landlord's Work, or by Force Majeure, then for each day of delay in substantial completion of Landlord's Work beyond March 31, 1998 except for days of delay caused by Tenant, by Tenant's requested changes to any plans related to Landlord's Work, or by delays caused by Force Majeure, Tenant shall receive a credit against Base Rent payable under this Lease in an amount equal to $653.47 per day. Tenant hereby accepts the Landlord's Work Plans (defined below) as complete and as comprising the totality of Landlord's Work. Tenant shall be permitted to enter the Premises approximately 45 days prior to the Commencement Date for the purpose of rough-wiring Tenant's telephone, alarm, and data systems to perimeter walls. Such work shall be in compliance with the provisions of
Section 2.7, 2.8 and 2.9 of the Work Agreement attached as Exhibit D. Tenant shall provide promptly upon Landlord's request information regarding details, colors, finishes and other issues relating to Landlord's Work so that Landlord may apply for applicable permits by March 15, 1997.

Rider No. 4. Insert Section 2.1, Page 1:
---------------------------------------

          Landlord shall give Tenant notice when the Premises are ready for occupancy.

Rider No. 5. Insert Section 2.1, Page 1:
---------------------------------------

          , and subject to latent defects but only to the extent the costs of correction of such latent defects are paid for under any applicable guaranty, warranty or contractual commitment provided by Baugh Construction Oregon, Inc. (the "Contractor"). Landlord agrees to use commercially reasonable efforts to enforce applicable guaranties, warranties and the construction contract with the contractor (the "Construction Contract") related to correction of latent defects at Tenant's cost and expense. The limitation on Landlord's liability in this Lease related to the Building and Landlord's Work shall not limit the Contractor's liability. The Construction Contract shall contain substantially the same warranty as that which is set forth in AIA Form A201-1976 or terms more favorable to landlord. "Punchlist items" shall mean minor items which do not interfere with Tenant's use of the Premises for its intended purpose. Landlord shall complete all punchlist items within 60 days of the date of Tenant's and Landlord's agreement as to the items on the punchlist, subject to additional time needed to complete warranty items and delays due to Force Majeure including additional time needed to obtain materials.

Rider No. 6. Insert Section 2.1(2), Page 2:
------------------------------------------

          the date on which the building permits for Landlord's Work are issued.

Rider No. 7. Insert Section 2.1(2), Page 2:
------------------------------------------

          However, Landlord agrees to use commercially reasonable efforts to enforce any applicable guaranties, warranties or Construction Contract claims related to the correction of the violation at Tenant's cost and expense. Landlord represents to Tenant that the Premises are zoned MP by the City of Hillsboro, which zoning designation permits office use.

Rider No. 8. Insert Section 3.1, Page 2:
---------------------------------------

          one day earlier than the date of substantial completion of Landlord's Work for each day of delay caused by any reason attributable to Tenant (each a "Tenant Delay Day"). Tenant acknowledges that Landlord shall not be obligated to engage overtime labor in order to reduce delay due to Force Majeure unless Tenant requests such overtime labor and pays for such overtime labor.

Rider No. 9. Insert Section 4.3(1)(b), Page 2:
---------------------------------------------

          excluding janitorial costs related to the interior of buildings in the Project;

Rider No. 10. Insert Section 4.3(1)(c), Page 2:
----------------------------------------------

          ; provided, however, that Expenses shall not include maintenance, replacement or repair costs relating to individual tenant premises which maintenance, replacement or repair is in excess of the type of maintenance, replacement or repair required to be provided by Landlord to Tenant under this Lease.

Rider No. 11. Insert Section 4.3(1)(e), Page 2:
----------------------------------------------

          Real Property Taxes shall not include assessments (such as local improvement districts) for construction of improvements in the initial development of the Project but Real Property Taxes will include ad valorem taxes assessed on such improvements.

Rider No. 12. Insert Section 4.3(1), Page 2:
-------------------------------------------

          The term "Expenses" shall not include the following:

          (i) Ground lease rental.

          (ii) Amortization and interest pay1ments on Landlord's mortgage financing.

          (iii) Depreciation.

          (iv) Costs incurred in the initial development and construction of the Project.

          (v) The costs of correcting defects in construction which are paid by enforcement of applicable guaranties or warranties.

          (vi) The cost of tenant improvements provided inside buildings.

          (vii) Leasing commissions or brokerage commissions.

          (viii) Legal expenses for disputes with other tenants.

          (ix) Legal, auditing, and consulting fees other than those incurred in connection with operation, maintenance, repair or replacement of the Project.

          (x) Costs incurred in performing maintenance and repairs or furnishing services for individual tenants which work or services is in excess of the type of maintenance and repair or services required to be provided by Landlord to Tenant under this Lease.

          (xi) Expenses incurred in leasing transactions or procuring new tenants.

          (xii) Expenses for repair or replacement paid by proceeds of condemnation awards and costs due to casualty (other than commercially reasonable deductible amounts under insurance policies which shall be included in Expenses).

          (xiii) Wages, costs and salaries associated with offsite employees of Landlord other than services provided by such employees which would otherwise be provided by outside persons, and wages, costs and salaries attributable to persons above the level of property manager; provided, however, that Tenant acknowledges the right of Landlord to charge (a) a management fee not to exceed four percent of gross rents and revenues of the Project, (b) construction management fees not to exceed ten percent of the costs, fees and expenses in connection with construction, and (c) an additional charge on costs of labor and personnel not to exceed fifteen percent thereof.

          (xiv) Any costs representing an amount paid to any entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship subject to the proviso regarding the fees and charges set forth in paragraph (xiii) above.

          (xv) Damages payable by Landlord due to a default by Landlord under any lease or fines, penalties or interest charged by a governmental entity arising from Landlord's violation of any governmental laws, rules, regulations, or ordinances applicable to the Project.

Rider No. 13. Insert Section 4.3(3), Page 3:
-------------------------------------------

          Tenant shall pay its annual share of estimated Expenses in monthly installments of one-twelfth (1/12) each beginning on the Commencement Date and continuing thereafter on the first day of each calendar month, in advance, throughout the Term. Landlord may revise its estimate of Tenant's share of Expenses from time to time. When Landlord revises its estimate of Tenant's share of Expenses, and Landlord gives written notice to Tenant of such revised estimate, Tenant shall make revised payments of Expenses pursuant to such notice commencing on the first day of the calendar month following Landlord's notice of the revised estimate and continuing on the first day of each calendar month until the estimated payments are again revised.

Rider No. 13a. Insert Section 4.3(3), Page 3:
--------------------------------------------

          until the earlier of (a) 365 days following the date of receipt of the Notice, or (b) the date Landlord issues its accounting for Expenses for the next succeeding calendar year (the "Objection Deadline") to

Rider No. 14. Insert Section 4.3(3), Page 3:
-------------------------------------------

          No later than on the Objection Deadline, Tenant's employee or Tenant's authorized representative (which must be a certified public accountant paid on an hourly basis and not on a contingent fee basis) may, at Tenant's expense, after reasonable prior notice to Landlord, and at a reasonable time, audit Landlord's books and records for the calendar year pertaining to the Notice for the purpose of verifying Landlord's calculation of the Expenses for the year in question. If such audit reveals any errors, and if Landlord does not dispute the audit, appropriate adjustments shall be made. If Landlord disputes the results of the audit and Landlord and Tenant are unable to agree on the appropriate adjustment to be made, if any, then the dispute shall be resolved by a nationally recognized accounting firm not then employed by Landlord or Tenant selected by Tenant from a list of three names given by Landlord to Tenant (the "Arbitrator"). The decision by the Arbitrator shall be binding on the parties and any adjustment required by the Arbitrator's decision shall promptly be made after receipt of the Arbitrator's decision. The parties shall share equally the cost of the Arbitrator. Tenant shall give Landlord a copy of the audit results. The fact of the audit itself, the results of the audit, and any adjustments made to Expenses shall be kept confidential by Tenant.

Rider No. 15. Insert Section 4.3(4), Page 3:
-------------------------------------------

          within five days after it is

Rider No. 16. Insert Section 7.1, Page 3:
----------------------------------------

          Landlord shall build the base building in which the Premises are located (the "Building") and Landlord shall provide certain tenant improvements in the Premises, all as specifically described in the scope narrative, the plans, and the specifications prepared by Zimmer Gunsul Frasca, the partition plan, and the electrical plan, all attached as Exhibit C (collectively, the "Landlord's Work Plans"). Landlord shall obtain all permits and approvals required for Landlord's Work. Landlord shall perform all of Landlord's Work in a good and workmanlike manner using new materials. The work specified in the Landlord's Work plans is collectively referred to in this lease as "Landlord's Work". All other improvements, alterations, and modifications to the Premises, additional finish items, all changes to Landlord's Work, and all changes to Landlord's Work plans, if any (collectively and individually, the "Additional Work") shall be first approved in writing by Landlord and the costs, fees, and expenses thereof, including without limitation, the costs, fees, and expenses of obtaining all necessary permits and approvals of design, construction, and installation thereof, together with supervision fees by the manager of the Project and any costs, fees, or expenses incurred due to corresponding changes to other items of Landlord's Work required as a result thereof (collectively, the "Additional TI Costs") shall be paid in full by Tenant prior to the Commencement Date of the Lease (except to the extent payable by Tenant as a First TI Loan or a Second TI Loan pursuant to Section 36.1 of the Lease). The Work Agreement attached as Exhibit D is incorporated in this Lease by this reference.

Rider No. 17. Insert Section 7.1, Page 3:
----------------------------------------

          ; provided, however, that (unless required by any Laws) no such modifications, alterations, deletions, or improvements shall reduce the parking ratio for the Project below the ratio set forth in Section 10.1 or materially adversely restrict access to the Premises from N.W. Evergreen Parkway.

Rider No. 18. Insert Section 7.1, Page 3:
----------------------------------------

          The current rules and regulations pertaining to the Project with which Tenant shall comply are attached to this Lease as Exhibit E.

Rider No. 19. Insert Section 10.1, Page 4:
-----------------------------------------

          Tenant shall not park nor allow its employees, invitees, and customers collectively to park in excess of four automobiles for every 1,000 square feet leased by tenant in the center at any point in time.

Rider No. 20. Insert Section 10.1, Page 4:
-----------------------------------------

          ; provided, however, that (unless required by any laws), landlord shall not have the right to reduce the parking available to tenant below the ratio set forth in this Section.

Rider No. 21. Insert Section 11.1, Page 4:
-----------------------------------------

          Tenant shall pay its share of utilities used in or related to the operation and maintenance of the Project as part of Expenses as described in
Section 4.3(1).

Rider No. 22. Insert Section 12.1, Page 4:
-----------------------------------------

          Landlord shall maintain, in good condition, the structural parts of the building which shall include only the foundation, the structural parts of the bearing and exterior walls (excluding glass), the structural parts of the subflooring and the structural portions of the roof (excluding skylights), and the unexposed portions of the

Rider No. 23. Insert Section 12.1, Page 4:
-----------------------------------------

          Except as expressly set forth in the first sentence of Section 12.1 and below in this paragraph, from and after the Commencement Date, Tenant shall be fully responsible for the maintenance, repair, replacement, and operation, in good operating order and condition, of the interior and exterior of the Building, and its systems and equipment including without limitation the heating, ventilating and air conditioning systems and equipment ("HVAC"), the roof, and the elevator. Landlord's sole obligations are set forth in the first sentence of Section 12.1. However, so long as (a) Landlord's designated Project property manager ("Landlord's Property Manager") manages the maintenance and repair of the Building and its systems pursuant to a written property management contract between Tenant and Landlord's Property Manager containing a scope of work reasonably satisfactory to Landlord, and (b) such contract is in full force and effect, then Landlord agrees to be responsible to maintain, repair, and replace the roof and any leaking windows. As of the date of this Lease, Melvin Mark Brokerage Company is Landlord's Property Manager. Tenant shall provide its own janitorial services and, in all respects, maintain the Building in good and clean operating condition throughout the Term of the Lease. Tenant shall provide regular service and maintenance of the HVAC, the elevator, the electrical system, and all other Building systems and equipment, and regular pest control services throughout the Term using contractors first approved by Landlord, which approval shall not be unreasonably withheld. Landlord shall also have the right to approve the scope of work to be provided under each such contract so that Landlord is reasonably satisfied that the Building and its systems and equipment will be properly maintained and inspected throughout the Term.

Rider No. 24. Insert Section 12.1, Page 4:
-----------------------------------------

          Landlord shall use its commercially reasonable efforts to enforce on Tenant's behalf and at Tenant's expense all applicable construction and equipment warranties.

Rider No. 25. Insert Section 13.1, Page 4:
-----------------------------------------

          either without Landlord's permission or alterations as to which Landlord required removal in connection with Landlord's approval of the alteration. Whenever Tenant requests Landlord's consent to any alteration, Tenant shall also request Landlord's decision at that time whether Landlord will require the alteration in question to be removed at the end of the Term. If

Tenant does not request such decision at that time, or if Landlord responds to such request with a requirement that Tenant remove the alteration in question, then Landlord shall be free to require Tenant to remove such alteration at the end of the Term as provided in this Section 13.1.

Rider No. 26. Insert Section 14.1, Page 5:
-----------------------------------------

          (except as expressly provided below)

Rider No. 27. Insert Section 14.1, Page 5:
-----------------------------------------

          Landlord shall indemnify, defend, and hold Tenant harmless from all claims, losses, causes of action, costs and expenses, and damages arising out of
(a) Landlord's or its agents' negligence or willful misconduct and/or (b) Landlord's default or violation of any term of this Lease which is not corrected within a reasonable time after Tenant's notice to Landlord thereof. However, Landlord shall never be liable for consequential damages such as lost profits.

Rider No. 28. Insert Section 15.1, Page 5:
-----------------------------------------

          Neither party shall be liable to the other party for any loss or damage caused by any of the risks covered by "all risk" insurance coverage, and there shall be no subrogated claim by one party's insurance carrier against the other party arising out of any such loss.

Rider No. 29. Insert Section 16.1, Page 5:
-----------------------------------------

          Then Landlord shall give Tenant a notice as to Landlord's estimate of the time period reasonably required to complete the restoration (the "Damage Assessment"). If the Damage Assessment shall state that the reconstruction shall require more than 270 days to complete following receipt of governmental approvals required therefor, then this Lease may be terminated by Landlord or Tenant by its giving to the other party written notice of such termination within 30 days after Tenant's receipt of the Damage Assessment. In the event of the giving of such notice of termination, this Lease shall expire as of the date of such notice given in accordance with the terms of this paragraph, with the same effect as if such date were the Expiration Date. In the event that Landlord fails to substantially complete the repairs by the date specified in the Damage Assessment, Tenant shall have the right to terminate this Lease with written notice given no later than 15 days after the date specified in the Damage Assessment if Landlord's failure to complete such repairs on the date specified in the Damage Assessment is not caused in whole or in part by delays due to Force Majeure or delays caused by Tenant. If the Lease is not terminated pursuant to this Section 16.1,

Rider No. 30. Insert Section 17.1(4), Page 5:
--------------------------------------------

          ; provided, however, Landlord shall not use this termination provision in bad faith.

Rider No. 31. Insert Section 18.1(4), Page 6:
--------------------------------------------

          Which consent shall not be unreasonably withheld or delayed. Landlord may condition its consent on reasonable conditions. Should Landlord withhold its consent to a proposed assignment or subletting or any other transfer of Tenant's rights under this Lease (each a "Transfer") for any of the following reasons, the withholding of consent shall be deemed reasonable: (A) conflict or incompatibility of the proposed use with uses appropriate in a professional business park; (b) financial inadequacy of the proposed transferee as reasonably determined by Landlord; (c) any proposed change in use which would diminish the professional nature of the Project or of the other businesses located in the Project; (d) the proposed use would adversely impact the use of the common facilities by other tenants of the Project; (5) Tenant is then in default of the Lease beyond any applicable cure period; and (6) any other reasonable criteria. Landlord shall not be required to consent to a Transfer to any person or entity with whom Landlord or its agents is then negotiating the terms of a lease of any other portion of the Project; provided, however, that with respect to a sublease of no more than 30 percent of the Premises entered into during the initial two years of the Term, (x) Landlord shall not be allowed to withhold its consent to the sublease to a person or entity based solely on the fact that Landlord or its agents is then negotiating the terms of a lease of another portion of the Project with that same person or entity, and (y) Landlord shall not use financial ability of the proposed subtenant as a criterion for withholding its consent to the sublease. Landlord shall not be required to consent to any Transfer at any time to an existing tenant or occupant of the Project. No Transfer shall result in Tenant being released from any obligation under this Lease. As a condition to Landlord's prior written consent as provided in this
Section 18.1, the transferee shall agree in writing to comply with and be bound by all of the terms, covenants, conditions, provisions, and agreements of this Lease and Tenant shall deliver to Landlord promptly after execution an executed copy of all agreements of such compliance by each transferee.

Rider No. 32. Insert Section 18.1, Page 6:
-----------------------------------------

          ; provided, however, if the net worth of Tenant after the transfer at issue would be less than either (x) the net worth of Tenant as of the date of this Lease, or (y) the net worth of Tenant prior to the transfer, then Landlord may refuse its consent to the transfer at issue.

Rider No. 33. Insert Section 18.1, Page 6:
-----------------------------------------

          or to transfers to shareholders of record on the date of this Lease or to transfers by shareholders of record on the date of this Lease to family members or trusts for the benefit of family members of such shareholders. Tenant shall have the right to assign this Lease or sublease all or part of the Premises to any entity which is controlled by, under the control of, or under common control with Tenant, or any corporation into which Tenant may be merged or consolidated, or which purchases all or substantially all of the assets of Tenant (each an "Affiliate of Tenant"); provided, however, (a) Tenant shall not be released from its obligations under this Lease, (b) Landlord shall be given at least 15 days prior written notice of the assignment or sublease, (c) Landlord shall be given a copy of the document effecting the assignment or sublease at least 15 days prior to the date on which the assignment or sublease shall occur, and (d) from and after the date of the assignment or sublease, Tenant shall be jointly and severally liable with the Affiliate of Tenant with respect to all obligations of Tenant under this Lease.

Rider No. 34. Insert Section 19.1, Page 6:
-----------------------------------------

          within ten days after written notice that it is due; provided, however, that Landlord shall not be obligated to give a ten day notice and opportunity to cure more than once during any single twelve-month period. If Tenant fails to pay rent or any other charge on the date it is due a second time within any twelve-month period, such failure to pay rent or other charge shall be an automatic event of default at Landlord's option without need for further notice or opportunity to cure;

          (b) failure to comply with Laws which failure materially affects the operations or quality of the Project or may result in a claim, fine or penalty against Landlord, failure to carry the insurance required of Tenant under this Lease, or the failure of Tenant to deliver a subordination agreement or estoppel certificate within the time required by Section 22.1 of this Lease within five days after written notice by Landlord. No notice and no opportunity to cure shall be required if Landlord has previously given Tenant notice of failure to comply with the same provision of this Lease;

          (c) failure to comply with the provisions of Section 10.1 of the Lease within five days after written notice by Landlord; provided, however, that Landlord shall not be obligated to give a five day notice and opportunity to cure more than once during any single twelve-month period. If Tenant fails to comply with the provisions of Section 10.1 of the Lease a second time within any twelve-month period, such failure to comply shall be an automatic event of default at Landlord's option without need for further notice or opportunity to cure;

          (d) failure of Tenant to comply with any other term or condition of this Lease or to fulfill any other obligation of this Lease within 30 days after written notice from Landlord specifying the nature of the failure or, if such failure cannot be cured within such 30 day period, Tenant shall not be in default if, promptly after Landlord's notice to Tenant, Tenant begins its cure of the failure and diligently prosecutes such cure to completion. Landlord shall not be obligated to give written notice for the same type of failure more than once during any single twelve-month period; at Landlord's option, a failure to perform an obligation again after the first notice during any twelve-month period shall be an automatic event of default, without notice or any opportunity to cure.

Rider No. 35. Insert Section 20.1, Page 6:
-----------------------------------------

                  Notwithstanding any provisions in this Section to the contrary, Landlord shall have the duty to exercise its reasonable efforts to mitigate damages in accordance with Oregon law.

Rider No. 36. Insert Section 20.1, Page 6:
-----------------------------------------

          after notice thereof by Landlord beyond the cure period set forth in
Section 19.1,

Rider No. 37. Insert Section 21.1, Page 6:
-----------------------------------------

          after reasonable oral notice in non-emergency situations

Rider No. 38. Insert Section 22.1, Page 7:
-----------------------------------------

          Landlord shall deliver to Tenant within 30 days after execution of this Lease or such additional time as may be reasonably required by Landlord to obtain such agreement, a nondisturbance agreement in form and substance reasonably acceptable to Tenant from any existing mortgagee or beneficiary of a deed of trust with a lien on the Project or any existing ground lessor with respect to the Project. The commencement of Tenant's obligation to pay rent shall be contingent upon Landlord's compliance with the terms of this Section
22.1. Tenant's subordination to any future mortgage, trust deed or ground lease shall be contingent upon the delivery of a non-disturbance agreement in form and substance reasonably acceptable to Tenant from any future mortgagee, beneficiary or ground lessor.

Rider No. 39. Insert Section 22.1, Page 7:
-----------------------------------------

          Tenant's obligation under the last sentence of this section 22.1 shall be to deliver its most recent audited financial statement (which shall be current at least to the most recently ended fiscal year) and its most recent unaudited financial statement which shall be current at least to the most recently ended calendar quarter of tenant's fiscal year. Landlord agrees to keep confidential any such financial statements which are not already public information except that landlord may disclose all financial statements to its advisors, prospective and current lenders, and prospective and current purchasers.

Rider No. 40. Insert Section 23.1, Page 7:
-----------------------------------------

          In order for any notices given to Landlord to be effective, such notices must be addressed to Landlord and delivered to the following addresses (or to such other addresses as Landlord may designate in writing from time to time in accordance with the notice provisions of Section 23.1 of the Lease):

          Melvin Mark Companies
          Attn:  Mr. Daniel J. Petrusich
          Suite 1380
          111 SW Columbia Street
          Portland, OR 97201

          With a copy to:

          Schnitzer Investment Corp.
          Attn:  Mr. Kenneth M. Novack
          3200 NW Yeon Street
          Portland, OR 97210

Rider No. 41. Insert Section 25.1, Page 7:
-----------------------------------------

          and damage by fire or other casualty

Rider No. 42. Insert Section 25.1, Page 7:
-----------------------------------------

          to the extent required pursuant to the provisions of Section 13.1 of this Lease. Restoration of wall surfaces shall not include repainting of wall surfaces but shall include patching and preparing such wall surfaces for paint

Rider No. 43. Insert Section 25.1(5), Page 8:
--------------------------------------------

          concerning this Lease, the Premises or the Project

Rider No. 44. Insert Section 31.1, Page 10:
------------------------------------------

          Landlord represents and warrants to Tenant that, to the best of Landlord's actual and present knowledge, without inquiry except for the review of a Phase I Environmental Property Assessment prepared by PBS Environmental dated December 1995, no hazardous substances have been generated, released, handled, stored, discharged, transported, deposited or disposed in, on, or under or about the Premises or the Project.

Rider No. 45. Insert Page 10: The following provisions are hereby added to the
----------------------------
Lease:

     33.1     Option to Extend.
              ----------------

          33.1.1 If the Lease is not then in default and if Tenant has not assigned the Lease or subleased more than 50% of the Premises, Tenant shall have the right to extend the term of the Lease for two successive periods of five years each (the "Options to Extend"). Tenant shall exercise each Option to Extend by delivering written notice of such exercise not less than 365 days prior to the last day of the then expiring Term. The giving of such notice shall be sufficient to make the Lease binding on the parties for the extended term in question without further action of the parties. The extended term shall commence on the day following the date of expiration of the immediately preceding term. The terms and conditions of the Lease for the extended term shall be identical to the immediately preceding term except for Base Monthly Rent. During the extended term, Base Monthly Rent shall be adjusted to equal the greater of
(a) the Base Monthly Rent in effect at the end of the immediately preceding term, or (b) the fair market rental value of the premises for the extended term, determined as hereinafter provided. Within 30 days after the exercise of an Option to Extend, Landlord shall notify Tenant of its determination of the fair market rental value. Within 30 days after the effective date of such notice, Tenant shall either

(x) notify Landlord of Tenant's acceptance of Landlord's determination of the fair market rental value, in which event Base Monthly Rent for the extended term shall be as so determined by Landlord; or (y) notify Landlord of Tenant's rejection of Landlord's determination of the fair market rental value, in which event the fair market rental value shall be determined in accordance with
Section 33.1.2 below. The failure of Tenant to give any notice within the required time period shall be deemed an acceptance by Tenant of Landlord's determination of the fair market rental value.

          33.1.2 Within ten days after Tenant's rejection of Landlord's determination of fair market rental value as provided in Section 33.1.1 above, each party shall designate a representative who is either an Oregon licensed MAI appraiser skilled in determining rental rates for office buildings in western suburban areas of Portland, Oregon, or a real estate broker experienced in leasing office space in office buildings located in the western suburbs of Portland, Oregon. If the two representatives cannot agree within 30 days after their selection on the fair market rental value, then the two representatives so chosen shall select an arbitrator having the above qualifications or, if they cannot agree, the presiding judge of the Circuit Court of Multnomah County or Washington County, Oregon, shall, upon application by either party, select an arbitrator having the above qualifications. Within 90 days prior to the commencement of the extended term, each party's representative shall submit to the arbitrator a written report stating such representative's opinion of the fair market rental value of the Premises for the extended term in question, based on a consideration of all factors appropriate to determining fair market rental value for the extended term in question including without limitation rental rates then being charged (under the most recently executed leases) in space comparable to the Premises in buildings comparable to the Building and concessions available to comparable tenants for comparable space. Within 30 days after receipt of such reports, the arbitrator shall accept one or the other of the reports. The determination of the fair market rental value in the report so accepted shall be binding on the parties; provided, however, that Base Monthly Rent during any extended term shall not in any event be less than Base Monthly Rent payable during the immediately preceding term. The cost of the determination of the fair market rental value pursuant to this Section 33.1.2 shall be shared equally by Landlord and Tenant. If the arbitrator does not decide the fair market rental value prior to the commencement date of the renewal term in question, Base Monthly Rent shall continue to be payable in the amount previously in effect, and retroactive adjustment shall be made when the arbitrator reaches a decision.

          34.1 Satellite Dish
               --------------

               34.1.1 Grant of License. Landlord hereby grants Tenant a nonexclusive license to install on the roof of the building a satellite dish of no more than three feet in diameter and the nonexclusive right to run connecting lines to such satellite dish from the Premises (such satellite dish and such connecting lines and equipment are herein referred to as the "Equipment"). Tenant shall not penetrate the roof in connection with any installation or reinstallation of the Equipment if such penetration may void or adversely affect any applicable guaranty or warranty. The plans and specifications for all the Equipment shall be approved by Landlord in writing prior to any installation. Tenant shall be responsible for any damage to the roof or conduit systems as a result of Tenant's installation, maintenance and/or removal of the Equipment.

               34.1.2 Location. The location of the satellite dish and the rest of the Equipment shall be subject to Landlord's prior written approval. Tenant shall not change the location of, or alter or install additional Equipment or paint the satellite dish or the other Equipment without Landlord's prior written consent.

               34.1.3 Compliance with Law. Tenant, at Tenant's sole expense, shall comply with all Laws regarding the installation, construction, operation, maintenance and removal of the Equipment and shall be solely responsible for obtaining and maintaining in force all permits, licenses and approvals necessary for such operations.

               34.1.4 Taxes. Tenant shall be responsible for and promptly shall pay when due all taxes, assessments, charges, fees and other governmental impositions levied or assessed on the Equipment or based on the operation thereof.

               34.1.5 Relocation. Landlord may require Tenant to relocate the Equipment during the term of the Lease to a location approved by Tenant, which approval shall not be unreasonably withheld or delayed. Landlord shall reimburse Tenant for any direct third party expenses reasonably incurred by Tenant in so relocating the Equipment upon receipt of invoices evidencing Tenant's incurring of such expenses.

               34.1.6 Interference. Operation of the Equipment shall not interfere in any manner with equipment systems or utility systems of other tenants, including without limitation, telephones, dictation equipment, lighting, heat and air conditioning, computers, electrical systems, and elevators. If operation of the Equipment causes such interference, Tenant immediately shall suspend operation of the Equipment until such interference is eliminated.

               34.1.7 Maintenance and Repair. Tenant shall maintain the Equipment in good condition and repair, at Tenant's cost and expense. Landlord may from time to time require that Tenant repaint the satellite dish at Tenant's expense to keep the same in an attractive condition.

               34.1.8 Indemnity and Insurance. Tenant shall indemnify, defend, protect and hold harmless Landlord pursuant to the Lease from and against any and all claims related to the Equipment or operation of the same as if the Equipment were located wholly within the Premises. Tenant shall provide evidence satisfactory to Landlord that Tenant's property and liability insurance policies required under the Lease include coverage for the Equipment and any claim, loss, damage, or liability relating to the Equipment.

               34.1.9 No Landlord Responsibility. Landlord shall have no responsibility or liability whatsoever relating to (i) maintenance or repair of the Equipment; (ii) damage to the Equipment; (iii) damage to persons or property relating to the Equipment or the operation thereof; or (iv) interference with use of the Equipment arising out of utility the interruption or any other cause. Upon installation of the Equipment, Tenant shall accept the area where the Equipment is located in its "as is" condition. Tenant acknowledges that the roof location of the Equipment is suitable for Tenant's needs, and acknowledges that Landlord shall have no obligation whatsoever to improve, maintain or repair the area in which the Equipment will be installed.

               34.1.10 Use. Tenant shall use the Equipment solely for operations within the Premises and shall not use or allow use of the Equipment, for consideration or otherwise, for the benefit of other tenants in the project or any other person or entity.

               34.1.11 Removal. Tenant shall, at Tenant's sole expense, remove the satellite dish and such other portions of the Equipment as Landlord may designate, and restore the affected areas to their condition prior to installation of the Equipment (i) immediately upon request of Landlord, if Tenant fails to perform any of its obligations under this Section 34.1, (ii) immediately if such removal is required by any governmental agency having jurisdiction over the Equipment, and (iii) in any event, no later than 30 days after expiration or earlier termination of the Lease. If Tenant fails to remove the Equipment when and as required under this Section 34.1, Landlord reserves the right to do so, and the expense of the same shall be immediately due and payable from Tenant to Landlord as additional rent, together with interest and late charges as provided in the Lease.

               34.1.12 Survival. The covenants, obligations and indemnities of Tenant under this Section 34.1 shall survive expiration or earlier termination of the Lease for any reason.

          35.1 Communication Regarding Available Expansion.
               -------------------------------------------

          In the event Tenant informs Landlord that Tenant desires to lease additional space in the Project, Landlord shall inform Tenant of the available space, if any, which is not subject to prior rights held by other tenants or prospective tenants of the Project and of the terms under which Landlord would be willing to lease such available space to Tenant.

          36.1 Tenant Improvement Loans.
               ------------------------

               36.1.1 First Tenant Improvement Loan. As provided in Section 7.1, Rider 16, and the Work Agreement, Tenant is required to pay the Additional TI Costs in full prior to the Commencement Date of this Lease. If Tenant desires to borrow funds from Landlord for such excess amount, Landlord agrees to loan funds to Tenant in an amount not to exceed $75,010.00 solely for costs, fees, and expenses to design and construct improvements in the Premises (the "First TI Loan"). The First TI Loan shall accrue interest at the rate of 11 percent per annum. Tenant shall repay the First TI Loan with monthly payments sufficient to amortize the First TI Loan over the ten year term of the Lease beginning on the Commencement Date and ending on the expiration date of the initial term of the Lease, taking into account interest at the rate of 11 percent per annum. Payments on the First TI Loan will begin on the Commencement Date and shall continue on the first day of each month throughout the remainder of the initial term of the Lease and shall be paid in full on or before the expiration date of the initial term of the Lease or any earlier termination date. Landlord shall inform Tenant of the monthly amount to be paid under the First TI Loan as soon as practicable after substantial completion of the Tenant improvements. If the amount is not determined prior to the Commencement Date, then Tenant's first payment under the First TI Loan shall be sufficient to pay the monthly payments due from the Commencement Date to the date on which Tenant is informed of the monthly payment amount. At Landlord's option, Landlord may prepare a promissory note which Tenant shall execute and deliver to Landlord, setting forth the terms of Tenant's obligation to repay the First TI Loan.

               36.1.2 Second Tenant Improvement Loan. Landlord further agrees to loan additional funds to be applied toward the Additional TI Costs in an amount not to exceed $75,010.00 solely for costs, fees, and expenses to design and construct improvements in the Premises (the "Second TI Loan"). The Second TI Loan shall accrue interest at the rate of 11 percent per annum. Tenant shall repay the Second TI Loan with monthly payments sufficient to amortize the Second TI Loan over the initial two years of the Term beginning on the Commencement Date and ending on the last day of the 24th month of the Term, taking into account interest at the rate of 11 percent per annum. Payments on the Second TI Loan will begin on the Commencement Date and shall continue on the first day of each month thereafter and shall be paid in full on or before the end of the 24th month of the Term or any earlier lease termination date. Landlord shall inform Tenant of the monthly amount to be paid under the Second TI Loan as soon as practicable after substantial completion of the Tenant improvements. If the amount is not determined prior to the Commencement Date, then Tenant's first payment under the Second TI Loan shall be sufficient to pay the monthly payments due from the Commencement Date to the date on which Tenant is informed of the monthly payment amount. At Landlord's option, Landlord may prepare a promissory note which Tenant shall execute and deliver to Landlord, setting forth the terms of Tenant's obligation to repay the Second TI Loan.

          37.1 Force Majeure.
               -------------

          Whenever a period of time is prescribed in this Lease for action to be taken by Landlord or for performance of any obligation of Landlord under this Lease, Landlord shall not be responsible for, and there shall be excluded from the computation of such period of time, any delays due to Force Majeure. Whenever a period of time is prescribed in this Lease for action to be taken by Tenant (except for the obligation to pay rent and other expenses or charges) or for performance of any obligation of Tenant under this Lease (except for the obligation to pay rent and other expenses or charges), Tenant shall not be responsible for, and there shall be excluded from the computation of such period of time, any delays due to Force Majeure.

          38.1 Publicity.
               ---------

          Neither Landlord nor Tenant will issue a press release regarding this Lease without the prior written consent of the other party.

          39.1 Authority.
               ---------

          The person signing this Lease by Tenant represents that he has been duly authorized by Tenant's board of directors to execute and deliver this Lease which shall be binding on Tenant.

          Effect of Addendum. The Lease is modified only in the specific respects set forth in this Addendum. Except as expressly modified, the Lease remains in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this Addendum as part of the Lease as of the date first set forth above.

          LANDLORD:                    EVERGREEN CORPORATE CENTER LLC

                                       By:  Marzer Venture, an Oregon general
                                            partnership

                                            By:  Mark Group Partnership No. 4


                                                 By: MELVIN MARK
                                                     ---------------------------
                                                 Title: Partner
                                                        ------------------------

                                            By:  Schnitzer Investment Corp., an
                                                 Oregon corporation


                                                 By: KEN NOVACK
                                                     ---------------------------
                                                 Title: President
                                                        ------------------------

          TENANT:                      MEDICALOGIC, INC., an Oregon corporation


                                       By: MARK K. LEAVITT        GUY E. FIELD
                                           -------------------------------------
                                       Title: President           Controller
                                              ----------------------------------

                               AMENDMENT TO LEASE

DATED:            July 15, 1999

BETWEEN:          EVERGREEN CORPORATE CENTER LLC,
                  an Oregon limited liability company               ("Landlord")

AND:              MEDICALOGIC, INC., an Oregon corporation            ("Tenant")

          A. Landlord and Tenant are parties to an Industrial Business Park Lease dated January 15, 1997 (the "Lease Agreement"), as amended by an Addendum to Lease dated January 15, 1997 (the "Addendum"). The Lease Agreement and the Addendum are collectively referred to in this Amendment to Lease (the "Amendment") as the "Lease." The capitalized terms used in this Amendment which are defined in the Lease shall have the meanings given to them in the Lease.

          B. After the Lease was executed, the Project was reconfigured. Attached, as Exhibit A, is a current site plan of the Project. Landlord and Tenant desire to expand the Premises by adding to them approximately 27,652 square feet in Building 3 (20540 N.W. Aloclek), as described in this Amendment.

          NOW, THEREFORE, in consideration of the mutual promises of the parties set forth in this Amendment, Landlord and Tenant agree as follows:

     1. Expansion. Commencing on September 1, 1999, approximately 27,652 square feet of space in Building 3 in the area which is crosshatched on the attached Exhibit B (the "Expansion Space") shall be added to the Premises for the Term. Commencing on September 1, 1999, and continuing throughout the Term, the Expansion Space shall be a part of the Premises and subject to all terms and conditions of the Lease except as otherwise provided in this Amendment. The Expansion Space was measured in accordance with Portland NAIOP measurement standards, a copy of which is attached as Exhibit A-I to the Lease Agreement.

     2. Rent. Commencing on September 1, 1999, and continuing throughout the Term, Base Monthly Rent shall increase by the following amounts in accordance with the following schedule:

                  Time Period                   Monthly Base Rent Increase
                  -----------                   --------------------------

September 1, 1999 through February 28, 2000                  $0

March 1, 2000 through April 30, 2000                 $21,569.00

May 1, 2000 through April 30, 2003                   $28,482.00

                  Time Period                   Monthly Base Rent Increase
                  -----------                   --------------------------

May 1, 2003 through April 30, 2006                   $31,045.00

May 1, 2006 through December 14, 2007                $33,839.00

     3. Additional Rent. Commencing on May 1, 2000, and continuing throughout the Term, Tenant's percent of the Project for purposes of determining Tenant's share of Expenses pursuant to Section 4.3 of the Lease Agreement shall be increased. In addition to the Expenses Tenant pays for the Premises, Tenant shall also pay Tenant's share of Expenses for the Expansion Space which shall be a fraction of the Expenses, the numerator of which shall be 27,652, and the denominator of which shall be the total number of square feet of completed and leasable space in the Project from time to time.

     4. Improvements to Expansion Space. The provisions of Rider No. I through Rider No. 6 of the Addendum, Rider No. 8 of the Addendum, Rider No. 16 of the Addendum, Rider No. 36.1 of the Addendum, Exhibit C to the Lease and Exhibit D to the Lease shall not apply to the Expansion Space. The provisions of this
Section 4 shall control the condition of the Expansion Space and Landlord's work in the Expansion Space. The Expansion Space shall be leased in its AS IS condition except for the work to be performed pursuant to the Work Agreement attached as Exhibit C to this Amendment (the "Expansion Space Work Agreement").

     5. Security Deposit. Contemporaneously with the execution of this Amendment, Tenant shall pay Landlord $33,839.00 as an increased security deposit which shall be held and disbursed in accordance with the provisions of Section
6.1 of the Lease Agreement.

     6. First Opportunity to Lease. Throughout the Term, so long as Tenant is not in default of the Lease, Tenant shall have the right of first offer to lease the remainder of space in Building 3 (the "First Offer Space'), in accordance with the terms of this Section 6. In the event that Landlord desires to make a written offer (the "Offer) to a third party to lease all or any portion of the First Offer Space, Landlord shall first present the Offer to Tenant and give Tenant three business days within which to determine whether Tenant will accept the Offer. If Tenant gives Landlord written notice within such three business day period that Tenant elects to accept the Offer, then Tenant shall be bound to enter into a written lease agreement in accordance with the terms of the Offer. If Tenant does not give Landlord such written notice within the three business day period, then Landlord shall be free to lease the First Offer Space to any party on the terms of the Offer or on substantially similar terms. If Landlord does not so lease the First Offer Space, Tenant's right of first offer with respect to the First Offer Space shall revive and continue throughout the Term.

     7. Brokerage Commissions. Landlord agrees to pay Tenant's broker, Norris Beggs & Simpson Northwest Limited Partnership ("NBS") a fee in the amount described in a letter addressed to NBS from Melvin Mark Brokerage Company dated June 18, 1999. One half of the commission shall be payable upon full execution of this Amendment by Landlord and Tenant, and the remainder shall be paid when Tenant begins paying rent for the Expansion Space at the rate of $1.03 per square foot.

     8. Effect of Amendment. The Lease is modified only in the specific respects set forth in this Amendment. Except as expressly modified, the Lease remains in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this Amendment as part of the Lease as of the date first set forth above.

          LANDLORD:      EVERGREEN CORPORATE CENTER LLC

                         By:   Marzer Venture, an Oregon general partnership

                               By:  Mark Group Partnership No. 4

                                    By: MELVIN MARK
                                        ----------------------------------------
                                    Title: Partner
                                           -------------------------------------

                               By:  Schnitzer Investment Corp., an Oregon
                                    corporation

                                    By: KENNETH NOVACK
                                        ----------------------------------------
                                    Title: President
                                           -------------------------------------


          TENANT:        MEDICALOGIC, INC., an Oregon corporation


                         By: GUY E. FIELD
                         -------------------------------------------------------
                         Its: VP Finance
                              --------------------------------------------------

                                    EXHIBIT A

                               (Current Site Plan)

[Map of site plan showing buildings 1, 2, 3, 4 and 5 with trees and roads]

                                    EXHIBIT B
                                (Expansion Space)

[Map of floor plan for expansion space in Evergreen Corporate Center Building Three]

                                    EXHIBIT C

                         EXPANSION SPACE WORK AGREEMENT
                         ------------------------------

SECTION 1 GENERAL

     1.1 Landlord agrees to provide certain improvements in the Expansion Space in accordance with this Expansion Space Work Agreement. Landlord shall pay up to $774,256.00 ($28.00 per square foot in the Expansion Space) (the "TI Allowance") towards the cost of designing and constructing the improvements in the Expansion Space subject to and in accordance with the terms and conditions of this Expansion Space Work Agreement. At least $553,040.00 ($20.00 per square foot in the Expansion Space) of the TI Allowance must be used for improvements made to the Expansion Space on or before May 31, 2000 (the "Initial Improvements") or else the TI Allowance shall be reduced as follows. If $553,040.00 is not spent for improvements made to the Expansion Space on or before May 31, 2000, the TI Allowance shall be reduced by the difference between $774,256.00, and the amount spent for improvements made to the Expansion Space on or before May 31, 2000. Tenant acknowledges that the availability of the TI Allowance is conditioned on Tenant accepting Landlord's work in the Expansion Space on or before May 31, 2000, as described in the certificate attached as Exhibit D (the "Teachers Certificate") to be executed and delivered by Tenant on or before May 31, 2000. If such conditions are fulfilled then, on or before May 31, 2000, Tenant shall execute the Teachers Certificate and send the original and a copy thereof to Landlord. If at least $553,040.00 of the TI Allowance is spent for improvements made to the Expansion Space on or before May 31, 2000, then any remaining amount of the TI Allowance may be spent at any time during the Term.

     1.2 All costs, fees, and expenses in connection with the design and construction of the improvements in the Expansion Space in excess of the TI Allowance paid in accordance with Section 1. 1 shall be paid for by Tenant within twenty (20) days after billing therefor. If Tenant desires to borrow funds from Landlord for such excess amount, Landlord agrees to loan funds to Tenant in an amount not to exceed $138,260.00 ($5.00 per square foot in the Expansion Space) solely for costs, fees, and expenses to design and construct improvements in the Expansion Space (the "Expansion TI Loan"). The Expansion TI Loan shall accrue interest at the rate of 11 percent per annum, commencing on the date of the first advance on the Expansion TI Loan (the "First Advance Date') and continuing until such time as the entire Expansion TI Loan and all accrued interest are paid in full. Tenant shall repay the Expansion TI Loan with monthly payments sufficient to amortize the Expansion TI Loan over the period of time beginning on the first Advance Date and ending on December 14, 2007, taking into account interest at the rate of 11 percent per annum. Payments on the Expansion TI Loan will begin on the first day of the first calendar month following the First Advance Date and shall continue on the first day of each month through December 1, 2007 and shall be paid in full on or before December 1, 2007 or any earlier termination date of the Lease. Landlord shall inform Tenant of the monthly amount to be paid under the Expansion TI Loan as soon as practicable after substantial completion of the tenant improvements for which the Expansion TI Loan is used. If the amount is not determined prior to May 1, 2000, then Tenant's first payment under the Expansion TI Loan shall be sufficient to pay the monthly payments due from May 1, 2000 to the date on which Tenant is informed of the monthly payment amount. Upon Landlord's request, Tenant shall execute and deliver to Landlord a promissory note, setting forth the terms of Tenant's obligation to repay the Expansion TI Loan, in the form attached as Exhibit E.

     1.3 Throughout the process of design and construction of the Tenant improvements, Patty Sullivan ("Tenant's Construction Representative") shall be available for onsite and telephone consultations and decisions as necessary. Tenant's Construction Representative's address is 20500 N.W. Evergreen Parkway, Hillsboro, Oregon 97124 and her telephone number is 531-7000. Tenant's Construction Representative shall have the authority to bind Tenant as to all matters relating to the tenant improvements.

SECTION 2 DESIGN OF TENANT IMPROVEMENTS

     2.1 Landlord shall retain the services of a space planner or architect (the "Planner") to prepare the necessary drawings, including without limitation Basic Plans and Working Plans as described below for construction of the tenant improvements (the "Pl1ans"). Promptly after the Planner's requests, Tenant's Construction Representative will meet with the Planner to provide information to the Planner as needed to prepare the Plans and to modify the Plans, as provided in this Expansion Space Work Agreement.

     2.2 Within ten business days after Landlord delivers to Tenant a copy of the Basic Plans, Tenant shall either approve the Basic Plans or shall set out the revisions requested by Tenant to the Basic Plans. Also, Tenant shall, within such ten business day period, clearly identify and locate on the Basic Plans (i) any equipment requiring special plumbing or mechanical systems, areas subject to above normal loads, special openings in the floor, ceiling, or walls, and other major or special features; and (ii) locations of telephone and electrical receptacles, outlets, and other items requiring electrical power (for special conditions and equipment, power requirements, and manufacturer's model numbers must be included)

     2.3 Landlord shall review any revisions made to the Basic Plans and shall, in writing within five business days after receipt, either approve the revised Basic Plans or reject them, in which case Landlord shall specify in reasonable detail the deficiencies in the Basic Plans as submitted. If the Basic Plans are rejected, Tenant shall resubmit required changes to the Basic Plans as soon as practicable until Landlord's approval has been obtained. Following Landlord's approval of the Basic Plans, the Planner shall produce full working drawings for construction sufficient to obtain all necessary permits and with sufficient detail to construct the improvements, including specifications for every item included thereon (the "Working Plans"). Landlord shall have the right to stop the design process at any point and terminate the Lease if it appears to Landlord that the cost, timing, or some other issue related to the tenant improvements will not be resolved between the parties.

     2.4 Tenant must approve the Working Plans for the Initial Improvements to the Premises no later than on December 31, 1999. Tenant shall be responsible for delays and additional costs in completion of the design and construction of Tenant's improvements caused by delays in approving the Working Plans, by changes made to the Working Plans after Landlord delivers them to Tenant or by delays in delivery of special materials requiring long lead times. For any construction of improvements other than the Initial Improvements in the Premises, the Working Plans for such improvements must be completed and approved by Landlord and Tenant at least five months prior to the anticipated substantial completion date of such improvements.

SECTION 3 CONSTRUCTION OF TENANT IMPROVEMENTS

     3.1 Upon completion of the Working Plans and at the request of Tenant, Landlord and its contractor shall provide to Tenant in writing an estimate of the cost of improvements to be provided at Tenant's expense pursuant to Section 1 of this Expansion Space Work Agreement. Within five days after Tenant's receipt of such estimated cost, Tenant shall delete any items which Tenant elects not to have constructed. Landlord and Tenant shall work together to establish a construction budget reasonably acceptable to both parties. Tenant shall authorize in writing the agreed upon construction budget. In the absence of such written authorization, Landlord shall not be obligated to commence work on the Expansion Space and Tenant shall be responsible for any costs due to any resulting delay in completion of the Expansion Space.

     3.2 If Tenant desires any change to its improvements, Tenant shall submit a written request for such change to Landlord, together with all plans and specifications necessary to show and explain changes from the approved Working Plans. Any such change shall be subject to Landlord's approval. Landlord or Landlord's contractor shall notify Tenant in writing of the amount, if any, which will be charged or credited to Tenant to reflect the cost of such change.

     3.3 Tenant's entry into the Expansion Space for any purpose, prior to September 1, 1999, shall be subject to all the terms and conditions of the Lease, including without limitation the provisions of the Lease relating to the maintenance of insurance, but excluding the provisions of the Lease relating to the payment of rent. Tenant's entry shall mean entry by Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors (the "Tenant Parties"). Tenant shall indemnify and hold harmless Landlord from and against any and all claims, losses, liabilities, and expenses (including without limitation attorneys' fees) arising out of or in any way related to the activities of Tenant or the Tenant Parties in the Expansion Space or the Project.

                                    EXHIBIT D

                        STATEMENT OF TENANT IN RE: LEASE
                        --------------------------------

                                                              Date: May 31, 2000

Teachers Insurance and Annuity
   Association of America
730 Third Avenue
New York, New York 100 17
Attn: ______________________

                               RE:  TIAA Appl. #OR- 108
                                    TIAA Mtge. #000447000
                                    Name of Project:  Evergreen Corporate Center
                                    Address:    20540 NW Aloclek
                                                Hillsboro, Oregon 97124

Ladies and Gentlemen:

     It is our understanding that you have a mortgage upon the subject premises and as a condition precedent thereof have required this certification of the undersigned.

     The undersigned, as tenant, under that certain lease dated January 15, 1997, as amended by an Amendment to Lease dated July 15, 1999, made with Evergreen Corporate Center LLC, as landlord, hereby ratifies said lease and certifies that:

     1. the "Commencement Date" of said lease is December 15, 1997; and

     2. the undersigned is presently solvent and free from reorganization and/or bankruptcy; and

     3. the operation and use of the premises do not involve the generation, treatment, storage, disposal or release of a hazardous substance or a solid waste into the environment other than to the extent necessary to conduct its ordinary course of business in the premises and in accordance with all applicable environmental laws, and that the premises are being operated in accordance with all applicable environmental laws, zoning ordinances and building codes; and

     4. the current base rental payable pursuant to the terms of said lease is $107,232 per month; and further, additional rental pursuant to said lease is payable as provided in the Lease; and

     5. said lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (except as set forth above) and the undersigned is not in default thereunder; and

     6. the lease described above represents the entire agreement between the parties as to the leasing of the premises; and

     7. the term of said lease expires on December 14, 2007; and

     8. Landlord has spent at least $553,040 of the TI Allowance, as defined in the Amendment to Lease, and the work performed by landlord to date in the Expansion Space is acceptable to the undersigned.

     9. no rental has been paid in advance and no security (except the security deposit in the amount of $120,839) has been deposited with landlord; and

    10. tenant's floor area is 102,662 rentable square feet; and

    11. the most recent payment of current basic rental was for the payment due on May 1, 2000, and all basic rental and additional rental payable pursuant to the terms of the lease have been paid up to said date; and

    12. the undersigned acknowledges notice that landlord's interest under the lease and the rent and all other sums due thereunder will be assigned to you as part of the security for a mortgage loan by you to landlord. In the event that Teachers Insurance and Annuity Association of America, as lender, notifies the undersigned of a default under the mortgage and demands that the undersigned pay its rent and all other sums due under the lease to lender, tenant agrees that it shall pay its rent and all such other sums to lender.


                                       Very truly yours,

                                       MEDICALOGIC, INC.



                                       By: GUY E. FIELD
                                           -------------------------------------
                                       Its: VP Finance
                                            ------------------------------------

                                    EXHIBIT E

                                 PROMISSORY NOTE
                                 ---------------

$__________                                                     __________, 1999
                                                                Portland, Oregon

     FOR VALUE RECEIVED, the undersigned, MEDICALOGIC, Inc., an Oregon corporation ("Borrower"), promises to pay to the order of EVERGREEN CORPORATE CENTER LLC, an Oregon limited liability company, at 111 SW Columbia Street, Suite 1380, Portland, Oregon 97201, or such other place as may be designated from time to time in writing by the holder of this Note ("Holder"), the principal sum of ________________________________ Dollars ($____________) in
lawful money of the United States of America, plus interest and other charges as provided herein.

     1 . Interest Rate. Interest shall accrue on the unpaid principal balance of this Note, from ________________ until paid in full, at a fixed rate of eleven percent (11%) per annum.

     2. Payment Schedule. Commencing on _____________________ and continuing on the first day of each calendar month thereafter until and through December 1, 2007 (the "Maturity Date"), Borrower shall make constant equal monthly payments of principal and interest sufficient to amortize fully the principal balance of this Note over a period of time from the date of this Note to December 14, 2007, taking into account interest at the rate of 11 percent per annum. Such payments shall equal $_______ per month. The entire principal balance of and all unpaid accrued interest on this Note shall be due and payable on the Maturity Date.

     3. Prepayment. The indebtedness evidenced by this Note may be prepaid in whole or in part at any time without penalty.

     4. Time of Essence. Time is of the essence of the performance of Borrower's obligations under this Note. If Borrower fails to make any payment required hereunder within five days after written notice that such payment is due, or if Borrower is in default of its lease between Holder and Borrower dated January 15, 1997, as amended (the "Lease"), such event shall constitute an event of default (an "Event of Default"). Upon the occurrence of an Event of Default, the entire unpaid principal balance of and all unpaid accrued interest on this Note shall become immediately due and payable at Holder's option. Holder's failure to exercise or delay in exercising such option, or any other remedy provided herein, shall not constitute a waiver of the right to do so upon the occurrence of any subsequent Event of Default.

     5. Late Fee. If any payment required under this Note is not received by Holder within ten (10) days after the date such payment was due, Borrower shall pay to Holder on demand a late charge in an amount equal to five percent (5%) of the overdue payment. Borrower and Holder agree that the late charge is intended to be a reasonable approximation of actual damages incurred by such overdue payment, which damages are difficult to estimate. The imposition or collection of a late charge is in addition to and not in lieu of any other rights or remedies Holder may have as a result of late payment.

     6. Application of Payments. All payments on this Note shall be applied first to the payment of attorneys' fees, costs, and other charges to the extent, if any, provided herein; then to interest accruing hereon; and then to principal. The unpaid principal balance of this Note shall continue to bear interest until and including the date of collection.

     7. Attorneys' Fees. If either Holder or Borrower shall institute legal or other proceedings to interpret or enforce this Note, the prevailing party shall recover from the nonprevailing party all costs, attorneys' fees, and expenses incurred by it in connection with such proceedings, whether at trial, on appeal, or on review, in addition to all other amounts allowed by law.

     8. Default Interest. All late payments shall bear interest at the Default Rate (as defined in the Lease) from the due date of such payment until paid in full.

     9. Miscellaneous. In any provision of this Note is held invalid by a court of competent jurisdiction, the remainder of this Note shall not be affected thereby and shall remain in full force and effect. Borrower hereby waives presentment, demand for payment, notice of dishonor, protest, and notice of protest.

      BORROWER:                         MEDICALOGIC, INC., an Oregon corporation



                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                        2